SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2004

CNL HOSPITALITY PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-24097	59-3396369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue	32801
Orlando, Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO FINANCIAL STATEMENTS
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the Year Ended December 31, 2003 (In thousands except per share data)
CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS As of March 31, 2004 and for the Quarter Ended March 31, 2004 and the Year Ended December 31, 2003
INDEPENDENT AUDITORS’ REPORT
KSL RECREATION CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS October 31, 2003 and 2002
KSL RECREATION CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS Years Ended October 31, 2003, 2002 and 2001
KSL RECREATION CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY Years Ended October 31, 2003, 2002 and 2001
KSL RECREATION CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended October 31, 2003, 2002 and 2001
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

     CNL Hospitality Properties, Inc. (the “Company”) hereby amends and restates in its entirety its Current Report on Form 8-K dated April 2, 2004, originally filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2004, as set forth below in order to: (i) clarify the transaction costs and financing terms related to the Company’s acquisition of all of the outstanding capital stock of KSL Recreation Corporation (“KSL”); and (ii) file with the Commission audited financial statements for KSL, which was acquired on April 2, 2004, as well as pro forma financial information. This information was not available to the Company at the time the Company filed its Form 8-K on April 16, 2004.

Item 2. Acquisition or Disposition of Assets.

     On April 2, 2004, the Company, through CNL Resort Acquisition Corp., a wholly owned subsidiary of the Company, acquired all of the outstanding capital stock of KSL Recreation Corporation (“KSL”) for $1.4 billion in cash including closing costs of $19.9 million and the assumption of the outstanding debt of KSL and its subsidiaries of $794.0 million and its other outstanding liabilities. In February 2004, the Company paid a deposit of $75 million relating to this transaction, which was recorded in prepaid expenses and other assets as of March 31, 2004.

     The Company financed this transaction by using $367.5 million from sales of common stock from its prior stock offering and by obtaining a $1.1 billion short-term loan with an interest rate of LIBOR (one-month LIBOR was equal to 1.10 percent per annum as of May 26, 2004) plus 2.75 percent. The short-term loan matures in January 2005 with a three-month extension available subject to the payment of certain fees. The short-term loan agreement includes certain covenants which, among other things, prohibit the incurrence of additional debt during the term of the loan. The Company has a commitment from a lender to refinance the short-term loan with a new loan of $1.0 billion which the Company expects to obtain at any time on or before January 2, 2005. The remainder of the short-term loan is expected to be repaid with cash on hand. The new loan is expected to be collateralized by four Properties and will have a $500 million component with a fixed interest rate of 5.87 percent per annum and a $500 million variable rate component that bears interest at a rate of one-month LIBOR plus 275 basis points. The entire loan is expected to mature in 2007, subject to two one-year extensions at the Company’s option.

     The KSL Properties comprise 3,220 hotel rooms (including 313 managed condominium villas), approximately 391,000 square feet of meeting space, approximately 153,000 square feet of spa and fitness space, 15 golf courses, seven clubhouses, 75 tennis courts, 39 restaurants and 59 retail outlets. The following is a summary of the Properties acquired:

		Number
Property	Location	of Rooms

Grand Wailea Resort and Spa	Wailea, Hawaii	780
La Quinta Resort and Club and PGA West	La Quinta, California	617
Doral Golf Resort and Spa	Doral, Florida	692
Arizona Biltmore Resort and Spa	Phoenix, Arizona	606
Claremont Resort and Spa	Berkeley, California	279
Emerald Pointe Resort	Lake Lanier Islands, Georgia	246

		3,220

     Concurrent with the closing of the KSL acquisition, the Company entered into interim management agreements with an affiliate of the former KSL parent, for a period of nine months. Either party may terminate the interim agreements upon 75 days written notice. The Company intends to enter into long-term management agreements with one or more third-party hotel managers before the end of 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements relating to Properties acquired.

Audited financial statements for KSL Recreation Corporation and Subsidiaries as of October 31, 2003 and 2002 and for each of the twelve-month periods ended October 31, 2003, 2002 and 2001. Unaudited condensed consolidated financial statements for KSL Recreation Corporation and Subsidiaries as of January 31, 2004 and for the three months ended January 31, 2004 and 2003.

See Index to Financial Statements on page F-1.

(b)	Pro forma financial information.

See Index to Financial Statements on page F-1.

(c)	Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

2.1	Stock Purchase Agreement, dated as of February 12, 2004, by and among KKR Partners II, L.P., KKR 1996 Fund, L.P., Resort Associates, L.P., Golf Associates, L.P., CNL Resort Acquisition Corp. and KSL Recreation Corporation (Previously filed as Exhibit 2.1 to the Registrant’s Form 8-K filed February 13, 2004 and incorporated herein by reference.)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOSPITALITY PROPERTIES, INC.

Dated: June 17, 2004	By:	/s/ Thomas J. Hutchison, III THOMAS J. HUTCHISON, III
Chief Executive Officer

INDEX TO FINANCIAL STATEMENTS

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the quarter ended March 31, 2004 and the year ended December 31, 2003 have been derived from historical financial statements, some of which have been included in this Form 8-K/A.

      The Unaudited Pro Forma Condensed Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and its subsidiaries (the “Company”) as of March 31, 2004 has been prepared to reflect adjustments to the historical financial statements to illustrate the estimated effect of the following transactions as if they had occurred on March 31, 2004:

(i) The acquisition in April 2004 of KSL Recreation Corporation (“KSL”), which owned six luxury and upper upscale resorts (the “KSL Acquisition”), for $1.4 billion in cash, which was partially funded with a $1.1 billion short-term loan (the “KSL Short-Term Loan”) and the assumption of $794.0 million of long-term indebtedness;

(ii) The estimated effect of the acquisition of our affiliated external advisor, CNL Hospitality Corporation (“CHC”) for shares of the Company’s common stock valued at approximately $267.3 million (26.7 million shares based on $10 per share, the offering price of our fifth best efforts offering which was completed in March, 2004), approximately $29.7 million in cash and the assumption of $10.9 million in debt (the “Advisor Acquisition”), which is subject to certain closing conditions; and

(iii) The estimated affect of the repayment of $81.7 million in RFS secured 9.75% notes, which occurred in May 2004.

      The Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the quarter ended March 31, 2004, has been prepared to illustrate the estimated effect of the transactions described in items (i) through (iii) above and includes the operating results of KSL, including the six resort properties, for the period of November 1, 2003 to January 31, 2004, which was KSL’s fiscal quarter end, and the results of CHC for the three months ended March 31, 2004.

      The Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2003, has been prepared to illustrate the effect of the following:

(i) The estimated effect of the transactions described in items (i) through (iii), above;

(ii) The effect of the acquisition in July 2003 of RFS Hotel Investors, Inc. (“RFS”), which owned 57 primarily upper upscale, upscale and midscale hotels (the “RFS Acquisition”) for $383.0 million and the assumption of approximately $409.0 million of long-term indebtedness; and

(iii) The estimated effect of the acquisition in 2003 of one luxury resort and 15 other primarily upper upscale hotels and resorts for a total of $1.3 billion and the assumption of a total of $788.1 million of long-term indebtedness (the “Other 2003 Acquisitions”).

      The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003 includes the operating results of KSL for the period of November 1, 2002 to October 31, 2003 (KSL’s fiscal year end), the results of RFS for the period from January 1, 2003 to July 10, 2003 (the date of acquisition), the results of CHC for the twelve months ended December 31, 2003, and the results of operations for the properties acquired in the Other 2003 Acquisitions for the period from January 1, 2003 to the date of acquisition for each individual property.

      These Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for informational purposes only and do not purport to be indicative of the Company’s financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2004

				Pro Forma		Pro Forma
	Company	KSL(a)	Advisor	Adjustments		Total

	(In thousands, except per share data)
Assets:
Hotel and resort properties, net	$3,350,501	$893,764	$—	$941,836	(b)	$5,186,101
Investments in unconsolidated subsidiaries	28,350	—	200	(200	)(d)	28,350
Real estate held for sale, net	29,550	—	—	—		29,550
Cash and cash equivalents	589,951	70,626	4,102	(70,626	)(b)	123,773
				(29,071	)(c)
				(1,370,441	)(b)
				1,065,000	(c)
				(10,875	)(d)
				(9,919	)(d)
				(3,600	)(d)
				(29,700	)(d)
				(81,674	)(f)
Restricted cash	68,566	56,098	—	(49,649	)(b)	91,186
				16,171	(c)
Receivables, net	79,760	43,243	—	—		123,003
Due from related parties	—	944	18,486	(18,486	)(e)	944
Prepaid expenses and other assets	180,252	45,244	555	(72,760	)(b)	138,757
				(14,534	)(b)
Loan costs, net of amortization	19,271	10,140	65	12,900	(c)	32,171
				(65	)(d)
				(10,140	)(b)
Goodwill	33,100	120,125	—	186,712	(b)	339,937
Intangible assets, net	49,847	144,198	—	233,696	(b)	473,741
				46,000	(d)
Deferred income taxes, less valuation allowance	27,250	9,442	—	—		36,692

	$4,456,398	$1,393,824	$23,408	$730,575		$6,604,205

Liabilities:
Mortgages payable and accrued interest	$1,559,456	$794,000	$—	$1,065,000	(c)	$3,418,456
Other notes payable	143,996	—	10,875	(10,875	)(d)	62,322
				(81,674	)(f)
Line of credit	24,073	—	—	—		24,073
Obligations under capital leases	—	40,317	—	(1,705	)(b)	38,612
Other liabilities	15,238	8,249	—	—		23,487
Accounts payable and accrued expenses	82,176	55,550	1,099	(2,461	)(b)	136,364
Due to related parties	18,536	—	1,515	(18,486	)(e)	1,565
Deferred income taxes	—	39,647	—	—		39,647
Deposits and unearned revenues	14,543	234,321	—	—		248,864

Total liabilities	1,858,018	1,172,084	13,489	949,799		3,993,390

Commitments and contingencies
Minority interest	153,382	—	—	—		153,382
Stockholders’ equity	2,444,998	221,740	9,919	(221,740	)(b)	2,457,433
				267,300	(d)
				(9,919	)(d)
				(254,865	)(d)

Total stockholders’ equity	2,598,380	221,740	9,919	(219,224)		2,610,815

	$4,456,398	$1,393,824	$23,408	$730,575		$6,604,205

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Quarter Ended March 31, 2004

		KSL(1)	Advisor(1)	Pro Forma		Pro Forma
	Company	Acquisition	Acquisition	Adjustments		Total

	(In thousands, except per share data)
Revenues:
Room	$152,179	$48,318	$—	$—		$200,497
Food and beverage	49,792	37,706	—	—		87,498
Other operating departments	13,976	35,982	—	—		49,958
Rental income	9,116		—	—		9,116
Credit enhancement funding	6,376		—	—		6,376
Interest and other income	2,347	2,642	36,544	(36,528	)(18)	5,005

	233,786	124,648	36,544	(36,528)		358,450

Expenses:
Room	36,612	11,059	—	—		47,671
Food and beverage	36,824	22,354	—	—		59,178
Other operating departments	8,246	18,919	—	—		27,165
Property operations	45,814	18,686	—	700	(15)	65,913
				713	(17)
Repairs and maintenance	10,552	4,362	—	—		14,914
Hotel and resort management fees	7,158	—	—	2,440	(13)	9,598
Sales and marketing	15,481	5,262	—	—		20,743
Corporate service fees	—	—	16,845	(16,845	)(20)	—
Interest and amortization of loan costs	26,118	11,202	452	11,299	(11)	46,707
				(452	)(21)
				(1,912	)(2)
General and administrative	4,997	7,430	5,504	(3,757	)(14)	14,174
Asset management fees to related party	4,946	—	—	(4,946	)(19)	—
Depreciation and amortization	30,890	15,284	58	1,633	(12)	47,092
				(843	)(19)
				70	(19)
Loss on extinguishment of debt	—	—	—	14,847	(2)	14,847

	227,638	114,558	22,859	2,947		368,002

Income (loss) before equity in earnings (loss) of unconsolidated subsidiaries, minority interests and benefit (expense) from income taxes	6,148	10,090	13,685	(39,475)		(9,552)
Equity in earnings (loss) of unconsolidated subsidiaries	(2,635)	—	—	—		(2,635)
Minority interests	(2,252)	—	—	—		(2,252)
Benefit (expense) from income taxes	1,120	(4,036)	(5,154)	4,036	(16)	1,120
				5,154	(22)

Income (loss) from continuing operations	$2,381	$6,054	$8,531	$(30,285)		$(13,319)

Income (loss) from continuing operations per share (basic and diluted)(8)	$0.01					$(0.04)
Weighted average shares outstanding
Basic and diluted(8)	271,413					330,493

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

(In thousands except per share data)

		RFS	KSL	Advisor
	Company	Acquisition(1)	Acquisition(1)	Acquisition(1)

Revenues:
Room	$364,181	$78,234	$191,188	$—
Food and beverage	98,198	8,971	136,022	—
Other operating departments	27,769	2,820	139,527	—
Rental income	35,263	1,519	—	—
Credit enhancement revenue	24,763	—	—	—
Interest and other income	6,966	214	2,255	111,149

	557,140	91,758	468,992	111,149

Expenses:
Room	87,114	16,391	42,696	—
Food and beverage	75,457	6,499	82,100	—
Other operating departments	17,616	792	77,062	—
Property operations	110,857	19,487	67,752	—

Repairs and maintenance	25,314	5,238	17,777	—
Hotel and resort management fees	16,644	4,582	—	—
Sales and marketing	36,691	5,249	22,884	—
Corporate service fees	—	—	—	31,893
Interest and amortization of loan costs	61,202	14,693	44,930	1,996

General and administrative	10,107	26,008	40,779	14,329

Asset management fees to related party	12,782	—	—	—
Depreciation and amortization	76,714	16,833	59,567	175

Loss on extinguishment of debt	—	—	25,007	—

	530,498	115,772	480,554	48,393

Income (loss) before equity in earnings (loss) of unconsolidated subsidiaries, minority interests and benefit (expense) from income taxes	26,642	(24,014)	(11,562)	62,756
Equity in earnings (loss) of unconsolidated subsidiaries	(23,970)	—	—	—
Minority interests	778	—	—	—
Benefit (expense) from income taxes	1,321	1,546	3,967	(23,615)

Income (loss) from continuing operations	$4,771	$(22,468)	$(7,595)	$39,141

Income (loss) from continuing operations per share (basic and diluted)(8)	$0.03
Weighted average shares outstanding
Basic and diluted(8)	172,449

See accompanying notes to unaudited pro forma consolidated financial statements.

Other
2003		Pro Forma		Pro Forma
Acquisitions(1)		Adjustments		Total

$154,781	(5)	$—		$788,384
90,388	(5)	—		333,579
27,847	(5)	—		197,963
—		—		36,782
1,087	(9)	—		25,850
—		(111,133	)(18)	9,451

274,103		(111,133)		1,392,009

41,969	(5)	—		188,170
58,722	(5)	—		222,778
11,270	(5)	—		106,740
51,786	(5)	2,800	(15)	255,512
		2,830	(17)
7,873	(5)	—		56,202
8,190	(5)	9,335	(13)	38,751
15,359	(5)	—		80,183
—		(31,893	)(20)	—
29,614	(7)	(3,309	) (2)	192,326
		45,196	(11)
		(1,996	)(21)
—		(17,232	)(4)	47,430
		(26,561	)(14)
—		(12,782	)(19)	—
25,522	(6)	2,750	(3)	187,641
		8,102	(12)
		(2,302	)(19)
		280	(19)
—		14,847	(2)	39,854

250,305		(9,935)		1,415,587

23,798		(101,198)		(23,578)
—		—		(23,970)
(6,109	)(10)	—		(5,331)
—		(3,967	)(16)	2,867
		23,615	(22)

17,689		(81,550)		(50,012)

				$(0.15)

				330,493

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

Unaudited Pro Forma Condensed Consolidated Balance Sheet:

      (a) The historical KSL balance sheet is as of January 31, 2004, KSL’s fiscal quarter end prior to the KSL Acquisition.

      (b) The purchase price for the KSL Acquisition, which occurred on April 2, 2004, has been allocated to the hotel operating assets and liabilities and between land, buildings, equipment, goodwill, and other intangible assets based on the historical financial statements of KSL and the initial estimates of fair value which have been performed by the Company and from third-party appraisals pending the completion of valuation studies performed by third-party consultants. These allocations are preliminary and may not be indicative of the final allocations by the Company when such studies are finalized, which is expected to occur in the second quarter of 2004. A change in the final allocation from what is presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements may result in an increase or decrease in depreciation and amortization expense and other resulting balance sheet line items. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect all of the anticipated cost savings from the KSL Acquisition or any synergies that are anticipated to result from this transaction, and there can be no assurance that any other savings or synergies will occur. As a result of the KSL Acquisition, the Company has acquired assets with a tax basis that is lower than their carrying value. The Company has not reflected any deferred tax liabilities as a result of this transaction relating to this difference in basis due to its intent to either hold the properties for the required period or to utilize expected tax benefits from operating loss carry-forwards or other tax planning strategies.

      The purchase price for the KSL Acquisition has been calculated as follows (in thousands):

Cash paid:
Purchase price for KSL stock	$1,366,000
Closing costs*	12,967
Working capital adjustment**	(8,526)

Total cash paid	1,370,441
Debt assumed	794,000
Reclassification of acquisition fees previously paid to CHC	72,760

2,237,201
Other liabilities assumed (net of amounts excluded in accordance with the KSL stock purchase agreement)
Obligations under capital leases	38,612
Other liabilities	8,249
Accounts payable and accrued expenses	53,089
Deferred income taxes	39,647
Security deposits and unearned revenues	234,321

Total other liabilities assumed	373,918

Total purchase price	$2,611,119

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

*	Includes $7.5 million paid to UBS Investment Bank, one of our joint book-running managers, for advisory services in connection with the KSL Acquisition.

**	The purchase price, as defined pursuant to the stock purchase agreement, included an estimated working capital balance and provided for the adjustment of that balance at closing.

      The allocation of the purchase price to the assets acquired as a result of the KSL Acquisition is as follows (in thousands):

Purchase price including transaction costs and assumed liabilities	$2,611,119

Purchase price allocated to:
Operating assets
Restricted cash	$6,449
Receivables, net	43,243
Due from related parties	944
Prepaid expenses and other assets	30,710
Deferred income taxes	9,442

Total operating assets	90,788

Hotel properties
Land	521,795
Buildings	1,073,873
Equipment	239,932

Total hotel properties	1,835,600

Intangible assets and goodwill
Tradenames	235,780
Golf rights	67,827
Membership contracts	32,299
Lease agreements	41,988
Goodwill	306,837

Total intangible assets and goodwill	684,731

Total purchase price allocation	$2,611,119

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

      In accordance with the KSL Stock Purchase Agreement, certain current assets and liabilities included on the historical KSL balance sheet were not acquired by the Company. The following is a summary of the purchase price allocation adjustments, including the effect of these excluded assets and liabilities for the KSL Acquisition (in thousands):

		Purchase
		Price	Pro Forma
	Historical	Allocation	Adjustments

Hotel properties, net	$893,764	$1,835,600	$941,836
Cash and cash equivalents	70,626	—	(70,626)
Restricted cash	56,098	6,449	(49,649)
Receivables, net	43,243	43,243	—
Due from related parties	944	944	—
Prepaid expenses and other assets	45,244	30,710	(14,534)
Loan costs, net of amortization	10,140	—	(10,140)
Goodwill	120,125	306,837	186,712
Intangible assets, net	144,198	377,894	233,696
Deferred income taxes	9,442	9,442	—
Liabilities:
Mortgages payable and accrued interest	$794,000	$794,000	$—
Obligations under capital leases	40,317	38,612	(1,705)
Other liabilities	8,249	8,249	—
Accounts payable and accrued expenses	55,550	53,089	(2,461)
Deferred income taxes	39,647	39,647	—
Security deposits and unearned revenues	234,321	234,321	—
Stockholders’ equity	221,740	—	(221,740)

      (c) In connection with the KSL Acquisition the Company financed a portion of the acquisition with the KSL Short-Term Loan of $1.065 billion collateralized by three of the hotels. The loan bears interest at one-month LIBOR plus 2.75 percent, matures in January 2005 and has a three-month extension provision at the option of the Company. The Company paid $29.1 million for loan origination fees of $12.9 million in connection with obtaining the KSL Short-Term Loan and to set aside $16.2 million in restricted cash to fund the estimated liability relating to a self insurance program for workers’ compensation.

      (d) The purchase price for the Advisor Acquisition has been allocated between assets, liabilities, intangible assets and goodwill based on the historical financial statements of CHC and the initial estimates of fair value which have been performed by the Company, including preliminary valuation studies performed by third-party consultants. In connection with our initial analysis, we have written off $254.9 million of the excess of the purchase price over the net assets obtained as a contract termination payment. This amount will be recorded as an expense by the Company on the date that the Advisor Acquisition is consummated. The majority of the remainder of the purchase price was allocated to identifiable intangible assets who values have been estimated by the Company. These allocations are preliminary and may not be indicative of the final allocations by the Company. A change in the final allocation from what is presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements may result in an increase or decrease in contract termination expense or identified intangible assets. The Company expects to obtain finalized valuation studies

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

from its consultants in the second quarter of 2004. The estimated consideration to be paid in connection with the proposed Advisor Acquisition and preliminary adjustments to the historical book value of CHC as a result of the Advisor Acquisition are as follows as of December 31, 2003 (in thousands):

      The purchase price for the Advisor Acquisition has been calculated as follows (in thousands):

Share consideration for CHC (26.7 million shares values at $10.00 per share, the offering price of a fifth best efforts offering which was completed in March, 2004)	$267,300
Cash consideration	29,700
Transaction costs and fees paid in cash	3,600
Payment of dividend of net equity of CHC to shareholders prior to closing	9,919
Other liabilities assumed (net of amounts excluded in accordance with the Advisor Acquisition Merger Agreement)
Accounts payable and accrued expenses	1,099
Due to related parties	1,515
Assumption of note payable	10,875

Total other liabilities assumed	13,489

Total purchase price	$324,008

      The allocation of the purchase price to the assets acquired as a result of the Advisor Acquisition is as follows (in thousands):

Purchase price including transaction costs and assumed liabilities	$324,008

Purchase price allocated to:
Cash	$4,102
Due from related parties	18,486
Prepaid expenses and other assets	555
Brand	43,200
Employment contracts and assembled workforce in place	2,800

Total assets	69,143
Contract termination payment	254,865

Total purchase price allocation	$324,008

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

      The following is a summary of the purchase price allocation adjustments, including the effect of these excluded assets and liabilities for the Advisor Acquisition (in thousands):

		Purchase
		Price	Pro Forma
	Historical	Allocation	Adjustment

Assets:
Investments in unconsolidated subsidiaries	$200	$—	$(200)
Cash and cash equivalents	4,102	4,102	—
Due from related parties	18,486	18,486	—
Prepaid expenses and other assets	555	555	—
Loan costs, net of amortization	65	—	(65)
Intangible assets, net	—	46,000	46,000

Liabilities:
Other notes payable	$10,875	$—	$(10,875)
Accounts payable and accrued expenses	1,099	1,099	—
Due to related parties	1,515	1,515	—
Stockholders’ equity	9,919	—	(9,919)

      (e) Represents adjustments for $18.5 million included in due to related parties and due from related parties for receivables and payables between the Company and CHC, which will eliminate in consolidation upon acquisition of CHC.

      (f) Represents the tender of $81.7 million in RFS secured 9.75% notes by the Company which occurred in May 2004.

Unaudited Pro Forma Condensed Consolidated Statements of Operations:

      (1) For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the quarter ended March 31, 2004, the Company’s historical Statement of Income for the quarter ended March 31, 2004, was combined with KSL’s Statement of Operations for the three months ended January 31, 2004 (KSL’s fiscal quarter end) and CHC’s Statement of Income and Comprehensive Income for the quarter ended March 31, 2004.

      For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003, the Company’s historical Statement of Earnings for the year ended December 31, 2003 was combined with RFS’s historical Statement of Operations for the period from January 1, 2003 to July 10, 2003 (on July 10, 2003 the RFS Acquisition was consummated), KSL’s Statement of Operations and Comprehensive Operations for the twelve months ended October 31, 2003 (KSL’s fiscal year end), and CHC’s Statement of Income for the year ended December 31, 2003, and the results of operations for the properties acquired in the Other 2003 Acquisitions for the period from January 1, 2003 to the date of acquisition for each individual property.

      (2) Reflects additional interest and loan cost amortization expense as a result of the Company’s incurrence of two new mortgage loans aggregating $165.0 million and secured by two of the properties acquired in the RFS Acquisition, including estimated debt acquisition costs in connection with the RFS Acquisition. This is offset by a reduction resulting from the repayment of a loan facility of approximately $8.5 million average outstanding during the period from January 1, 2003 to July 10, 2003 and the repayment of secured notes of approximately $41.8 million and $81.7 million through two

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

tender offers (one of which occurred in the third quarter of 2003 and the other which occurred in the second quarter of 2004). The following is a summary of the interest expense adjustment calculation for the year ended December 31, 2003, (in thousands)*:

		Estimated		Estimated
	Balance	Rate		Interest

Additional interest and loan cost amortization as a result of RFS Acquisition:
New mortgage loan	$130,000	2.99	%**	$2,027
New mortgage loan	35,000	5.75	%***	1,051
Loan cost amortization (including debt acquisition fees) ($6,212 for 3 years)				1,553

Total estimated additional expenses				4,631

Reduction in interest and loan cost amortization as a result of repayment and writeoff of existing RFS loan costs:
Repayment of RFS secured notes through tender offer in 2003	41,770	9.75%		2,131
Repayment of RFS secured notes through tender offer in 2004	78,450	9.75%		4,003
Loan cost amortization ($7,225 for 3 years)				1,806

Total estimated expense reduction				7,940

Net decrease in interest and loan cost amortization under new debt structure				$(3,309)

*	A portion of the new RFS financing was outstanding from July 10, 2003 to September 30, 2003 in the form of an RFS short-term loan. Accordingly, interest expense from this short-term loan is included in the historical results of operation of the Company. A portion of the new RFS financing was used to repay the short-term loan and, therefore, the pro forma adjustment to interest expense only includes the incremental increase in interest.

**	Interest rate is equal to one-month LIBOR plus 189 basis points. One-month LIBOR on May 26, 2004 of 1.10 percent was used to calculate estimated interest expense.

***	Interest rate is equal to one-month LIBOR plus 465 basis points. One-month LIBOR on May 26, 2004 of 1.10 percent was used to calculate estimated interest expense.

      Represents a $1.9 million reduction in interest expense for the quarter ended March 31, 2004 a result of the Company tendering $81.7 million of RFS secured notes in 2004. Also represents a one time charge of $14.8 million for both the quarter ended March 31, 2004 and the year ended December 31, 2003 in connection with this tender for the premium and other fees paid which is recorded as loss on extinguishment of debt.

In the event that one-month LIBOR increased by one-eighth of one percent, the pro forma adjustment for interest expense for the year ended December 31, 2003 would increase by $30,000 and interest expense for the quarter ended March 31, 2004 would increase by $24,000.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

      (3) Adjustments for estimated pro forma depreciation and amortization of real estate assets are based on the adjusted basis of hotel property assets after the effect of purchase accounting entries. The following table summarizes the adjustments to depreciation and amortization of the RFS hotel properties (in thousands):

Purchase price of RFS hotel properties:	$683,802

Estimated allocation between land, buildings and equipment:
Land	$70,646
Buildings	554,066
Equipment	59,090

Total	$683,802

Annual estimated depreciation expense
Buildings (40 years)	$7,248
Equipment (3 years)	10,307

Total estimated depreciation expense	17,555
Less historical RFS depreciation expense	(14,805)

Estimated adjustment to depreciation expense	$2,750

      (4) Represents severance and termination costs of approximately $17.2 million (including approximately $11.6 million in severance costs, approximately $4.5 million in advisory fees and approximately $1.1 million in other miscellaneous fees) included in the RFS historical results that was incurred by RFS prior to its acquisition by the Company. These amounts have been excluded as they are directly related to the RFS Acquisition and are not applicable to ongoing operations acquired by the Company. During 2003, in connection with the RFS Acquisition, the Company paid $2.5 million to Banc of America Securities LLC, one of our joint book-running managers, for advisory services in connection with the RFS Acquisition.

      (5) For the year ended December 31, 2003, the amount represents adjustments to revenues and expenses in connection with other properties acquired during 2003 (the “Other 2003 Acquisitions”) which are leased to taxable REIT subsidiaries of the Company which results in aggregate revenues of approximately $273.0 million and aggregate expenses of approximately $195.2 million.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

      The following presents the date the Other 2003 Acquisitions occurred:

Date Acquired by the Company

Hyatt Regency Coral Gables	February 20, 2003
Hilton Rye Town	February 20, 2003
Embassy Suites Orlando Airport	February 20, 2003
Embassy Suites Crystal City	February 20, 2003
Embassy Suites Santa Clara	February 20, 2003
JW Marriott New Orleans	April 21, 2003
Seattle Marriott Waterfront*	May 23, 2003
Dallas/ Plano Marriott at Legacy Town Center	August 15, 2003
Hyatt Regency Dearborn	August 28, 2003
Baltimore-Washington International Airport Marriott	August 29, 2003
Courtyard Crystal City	August 29, 2003
Hampton Inn Chelsea — Manhattan*	August 29, 2003
Hyatt Regency Montreal	December 15, 2003
Hilton La Jolla Torrey Pines	December 17, 2003
Capital Hilton	December 17, 2003
Hotel del Coronado	December 18, 2003

      * Newly constructed property for which no revenues or expenses existed during the pro forma period.

      (6) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment (“FF&E”) portions from the Other 2003 Acquisitions calculated on the straight-line basis in the amount of approximately $25.5 million. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

      The following presents the amount of land, building and FF&E for each of the Other 2003 Acquisitions (in thousands):

	Land		Building	FF&E

Hyatt Regency Coral Gables	$5,195		$29,624	$3,580
Hilton Rye Town	7,500		59,227	7,986
Embassy Suites Orlando Airport	1,368		10,128	1,366
Embassy Suites Crystal City	5,425		36,181	4,666
Embassy Suites Santa Clara	6,926		35,643	4,776
JW Marriott New Orleans	—	*	83,835	14,820
Seattle Marriott Waterfront	12,037		74,033	7,242
Dallas/ Plano Marriott at Legacy Town Center	5,930		45,567	7,272
Hyatt Regency Dearborn	4,124		53,074	7,069
Baltimore-Washington International Airport Marriott	3,894		63,689	6,402
Courtyard Crystal City	8,373		26,322	2,448
Hampton Inn Chelsea — Manhattan	3,000		22,292	3,188

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

	Land	Building	FF&E

Hyatt Regency Montreal	6,530	41,029	6,866
Hilton La Jolla Torrey Pines	30,409	71,704	9,194
Capital Hilton	10,655	83,517	9,134
Hotel del Coronado	78,152	223,824	33,024

* The JW Marriott in New Orleans is located on a leased parcel of land.

      (7) Represents additional interest expense of $29.6 million relating to mortgage loans incurred or assumed by the Company in connection with the Other 2003 Acquisitions since December 31, 2002 totaling $788.1 million with a weighted average interest rate of 5.54 percent for an average period of 7.5 months.

      The following is a summary of these loans and the estimated interest expense:

		Date	Estimated Rate	Balance when	Estimated Interest
Description	Collateral	Incurred/Assumed	During 2003	Incurred/Assumed	in 2003

				(In thousands)	(In thousands)
Mortgage Loan	8 properties	June 2003	6.53%	$81,630	$2,643
Mortgage Loan	1 property	September 2003	8.08%	49,600	1,142
Mortgage Loan	1 property	May 2003	8.11%	28,891	1,509
Mortgage Loan	4 properties	February 2003	5.95%	145,000	1,182
Mortgage Loan	1 property	December 2003	5.60%	32,500	2,000
Mortgage Loan	2 properties	December 2003	6.77%	127,200	8,253
Mortgage Loan	1 property	December 2003	5.94%	33,301	1,897
Mortgage Loan	1 property	December 2003	3.94%	290,000	10,988

Total				$788,122	$29,614

      (8) Historical earnings per share for the quarter ended March 31, 2004 was calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 2004. As a result of receipt of gross proceeds from the sale of shares the Company’s prior common stock offering, through March 31, 2004, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares as if the proceeds were available in connection with KSL Acquisition and the Advisor Acquisition. The following is a reconciliation of outstanding shares and weighted average shares outstanding:

		Basic	Diluted
		Weighted	Weighted
	Outstanding	Average	Average

Historical common stock as of March 31, 2004	303,080	271,413	271,413
Push back of shares the proceeds of which were used for the KSL Acquisition	—	31,667	31,667
Additional shares for Advisor Acquisition	26,730	26,730	26,730

Total pro forma shares	329,810	330,493	330,493

      Historical earnings per share for the year ended December 31, 2003 were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2003. As a result of receipt of gross proceeds from the sale of shares in the Company’s previous common stock

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

offering (the “Prior Offering”), which occurred in 2004, and the shares issued in connection with the Advisor Acquisition, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the number of shares sold in the Prior Offering to finance the Other 2003 Acquisitions and other investments described in Notes above as if the shares were outstanding January 1, 2003. The following is a reconciliation of outstanding shares and weighted average shares outstanding (in thousands):

		Basic	Diluted
		Weighted	Weighted
	Outstanding	Average	Average

Historical common stock as of December 31, 2003	242,243	172,449	172,449
Push back of shares the proceeds of which were used for the Other 2003 Acquisitions	N/A	69,794	69,794
Additional shares from Prior Offering	61,520	61,520	61,520
Additional shares for Advisor Acquisition	26,730	26,730	26,730

Total pro forma shares	330,493	330,493	330,493

      (9) Represents other income of $1.1 million from credit enhancement revenue during the year ended December 31, 2003 related to two of the Other 2003 Acquisitions that did not achieve their targeted minimum operating returns.

      (10) Represents the minority interest share of net earnings of eleven of the Other 2003 Acquisitions through four joint ventures during the year ended December 31, 2003.

      (11) For the quarter ended March 31, 2004, reflects the estimated increase in interest expense and loan cost amortization expense resulting from the KSL Short-Term Loan (see Note (c) to the Unaudited Pro Forma Condensed Consolidated Balance Sheet) of approximately $1.065 billion obtained in the KSL Acquisition (including amortization of loan costs). The following is a summary of the interest and loan cost amortization expense calculation (in thousands):

		Estimated	Estimated
	Balance	Rate	Interest

Additional interest and loan cost amortization as a result of KSL Acquisition:
Estimated interest on KSL Short-Term Loan	$1,065,000	3.85%*	$10,224
Estimated loan cost amortization ($12,900 for 3 years)			1,075

Total estimated additional expenses			$11,299

*	Interest expense is one-month LIBOR plus 275 basis points. One-month LIBOR on May 26, 2004 of 1.10 percent was used to calculate estimated interest expense.

      In the event that interest rates on the KSL Short-Term Loan increase by one-eighth of one percent, the pro forma adjustment for interest expense for the quarter ended March 31, 2004 would increase by approximately $333,000.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

      For the year ended December 31, 2003, the following reflects the estimated increase in interest expense and loan cost amortization expense resulting from the KSL Short-Term Loan (including amortization of loan costs). The following is a summary of the interest and loan cost amortization expense calculation (in thousands):

		Estimated	Estimated
	Balance	Rate	Interest

Additional interest and loan cost amortization as a result of KSL Acquisition:
Estimated interest on KSL Short-Term Loan	$1,065,000	3.85%*	$40,896
Estimated loan cost amortization ($12,900 for 3 years)			4,300

Total estimated additional expenses			$45,196

*	Interest expense is one-month LIBOR plus 275 basis points. One-month LIBOR on May 26, 2004 of 1.10 percent was used to calculate estimated interest expense.

      In the event that one-month LIBOR increases by one-eighth of one percent, the pro forma adjustment for interest expense would increase by approximately $1.3 million.

      (12) Adjustments for estimated pro forma depreciation and amortization of real estate assets relating to the KSL Acquisition are based on the adjusted basis of hotel assets and liabilities. The Company has estimated these amounts, including intangible assets and goodwill based on the historical financial statements of KSL, third-party appraisals and preliminary valuation studies obtained from third-party consultants. These allocations are subject to change based on appraisals, or other evidence, which may be obtained in the future to further substantiate these values.

      The following table summarizes the estimated adjustments to depreciation and amortization of real estate assets relating to the KSL Acquisition (in thousands):

Value Assigned
to PP&E,
Intangibles
and Goodwill

Historical net book values of KSL properties, intangible assets and goodwill	$1,158,087
Allocation of purchase price to hotel properties, intangible assets and goodwill	1,362,244

Estimated assigned value of Hotel Properties, intangible asset and goodwill after application of purchase accounting	$2,520,331

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

Purchase Price
Allocation

Estimated allocation between land, buildings and equipment, intangible assets and goodwill:
Land	$521,795
Buildings	1,073,873
Equipment	239,932
Trade names with indefinite lives	235,780
Golf rights (25 year life)	67,827
Membership contracts (15 year life)	32,299
Lease agreements (25 year life)	41,988
Goodwill	306,837

Total	$2,520,331

	For the Quarter Ended	For the Year Ended
	March 31, 2004	December 31, 2003

Estimated depreciation and amortization expense
Buildings (40 years)	$6,712	$26,847
Equipment (7 years)	8,569	34,276
Golf rights (25 year life)	678	2,713
Membership contracts (15 year life)	538	2,153
Lease agreements (25 year life)	420	1,680

Total estimated depreciation and amortization expense	16,917	67,669
Less historical KSL depreciation and amortization expense	(15,284)	(59,567)

Estimated adjustment to depreciation expense	$1,633	$8,102

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

      (13) Represents estimated management fees that the Company will incur to third-party management companies for the six properties acquired as a result of the KSL Acquisition. Management fees are estimated at 2.0 percent of total hotel revenues of these properties (estimated using revenues of $124.3 million achieved by KSL historically for its quarter ended January 31, 2004 and $466.7 million achieved by KSL historically for its year ended October 31, 2003) based on interim management agreements with affiliates of KSL. The adjustment for estimated management fees was approximately $2.4 million and $9.3 million for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively.

      (14) Includes a reduction of $3.8 million and $26.6 million for KSL historical corporate employee compensation expense for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, relating to the employment costs that will not be incurred in connection with the interim management contract executed for the properties.

      (15) Represents the estimated incremental increase of $700,000 and $2.8 million in property taxes, for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, that the Company expects to incur as a result of the KSL Acquisition.

      (16) Reflects adjustments to remove the historical income tax expense of $4.0 million recorded in the historical KSL Statement of Operations during the quarter ended March 31, 2004 and the income tax benefit of $4.0 million recorded in the historical KSL Statement of Operations during the year ended

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

December 31, 2003, which is not expected to be applicable to the Company under its REIT structure. The Company does not anticipate that its taxable REIT subsidiaries (“TRS”) created under the KSL Acquisition would have produced significant taxable income as a result of the completion of the KSL Acquisition and therefore no corresponding pro forma adjustment was made.

      (17) Represents the estimated incremental increase in sales and use tax of $713,000 and $2.8 million for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, as a result of the TRS structure that was implemented after the completion of the KSL Acquisition. The Company expects to pay state and local sales and use tax on the personal property portion of the rents paid from TRS lessees to its landlord entities. Certain states also require sales and use tax to be paid based on the real estate portion of rental payments from TRS entities. These taxing authorities generally allow an exemption for properties used by hotel operators to the extent that such property is re-leased to hotel guests (the proportion of total room square footage to total hotel square footage).

      (18) Represents the elimination of fees historically paid by the Company to CHC during the quarter ended March 31, 2004 for the following in connection with the Advisor Acquisition:

Acquisition fees from the sale of common stock	$27,652
Acquisition fees for the acquisition of permanent financing	2,730
Development fees	664
Asset management fees	5,048
Other	434

Total	$36,528

      Represents the elimination of fees historically paid by the Company to the CHC during the year ended December 31, 2003 for the following in connection with the Advisor Acquisition:

Acquisition fees from the sale of common stock	$52,188
Acquisition fees for the acquisition of permanent financing	42,167
Development fees	2,421
Asset management fees	12,782
Other	1,575

Total	$111,133

      Acquisition fees from the sale of common stock and the incurrence of debt as well as development fees were historically capitalized to the value of hotel properties by the Company and depreciated over the estimated useful life of the Properties. Asset management fees were expensed as incurred by the Company.

      (19) Represents the elimination of asset management fee expense of $4.9 million and $12.8 million during the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, that was historically paid by the Company to CHC and will not be incurred as a result of the Advisor Acquisition and depreciation expense of $843,000 and $2.3 million during the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, that was historically incurred by the Company, which specifically relates to depreciation charged on acquisition fees and development costs paid to CHC and capitalized. Also represents $70,000 and $280,000 during the quarter ended March 31, 2004 and the year ended December 31,

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)
As of March 31, 2004 and for the Quarter Ended March 31, 2004
and the Year Ended December 31, 2003

2003, respectively, of amortization with respect to the value assigned to employment contracts and workforce in place over 10 years.

      (20) Represents a reduction of $16.8 million and $31.9 million during the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, corporate service fees that were historically payable by CHC to a related party based on a percentage of equity sales. This arrangement will terminate upon consummation of the Advisor Acquisition.

      (21) Represents a reduction in interest expense of $452,000 and $2.0 million during the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, from the repayment of a note payable of $10.9 million as of March 31, 2004 which will be repaid upon the completion of the Advisor Acquisition and which had an outstanding balance as of $11.3 million as of December 31, 2003.

      (22) Represents the removal of income tax expense of $5.2 million and $23.6 million historically incurred by CHC during the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively. CHC would not have generated taxable income during the pro forma period due to the elimination of its revenue from the Company.

KSL Recreation Corporation

and Subsidiaries

Consolidated Financial Statements as of

October 31, 2003 and 2002 and for Each of the
Three Years in the Period Ended October 31, 2003
and Independent Auditors’ Report

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

KSL Recreation Corporation

      We have audited the accompanying consolidated balance sheets of KSL Recreation Corporation and subsidiaries (the “Company”) as of October 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive operations, stockholders’ equity and cash flows for each of the three years in the period ended October 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of KSL Recreation Corporation and subsidiaries as of October 31, 2003 and 2002 and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective November 1, 2002. As further discussed in Notes 1 and 18 to the consolidated financial statements, the Company sold certain of its assets, net of related liabilities, comprising separate operating businesses during the year ended October 31, 2003. Accordingly, the assets and related liabilities have been classified as held for sale and the operating results of these businesses have been classified as discontinued operations. The consolidated financial statements for the years ended October 31, 2002 and 2001 have also been restated to classify the assets and related liabilities of these businesses as held for sale and the related operating results as discontinued operations.

      As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets effective November 1, 2001, and its method of accounting for derivative instruments and hedging activities effective November 1, 2000.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 12, 2004

KSL RECREATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

October 31, 2003 and 2002

	2003	2002

	(In thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$146,729	$67,303
Restricted cash	36,517	12,789
Trade receivables, net of allowance for doubtful receivables of $760 and $940, respectively	22,687	24,741
Inventories	8,884	8,957
Current portion of notes receivable	5,647	5,761
Prepaid expenses and other current assets	10,861	4,486
Income tax receivable	13,733	4,312
Deferred income taxes	9,442	6,693
Current assets of discontinued operations held for sale	12,626	16,213

Total current assets	267,126	151,255
Property and equipment — net	909,247	914,899
Notes receivable from affiliates	1,930	14,288
Notes receivable — less current portion	6,439	5,326
Restricted cash — less current portion	18,855	14,534
Goodwill	120,125	120,125
Other intangible assets — net	158,138	165,706
Other assets	7,234	5,494
Non-current assets of discontinued operations held for sale	140,501	177,546

TOTAL	$1,629,595	$1,569,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,598	$13,608
Accrued liabilities	68,932	49,442
Current portion of long-term debt		4,587
Current portion of obligations under capital leases	1,527	1,510
Customer and other deposits	27,076	26,283
Deferred income and other	4,320	5,009
Dividends payable	159,251
Current liabilities of discontinued operations held for sale	13,534	14,147

Total current liabilities	287,238	114,586
Long-term debt — less current portion	794,000	764,960
Obligations under capital leases — less current portion	38,866	39,736
Other liabilities	8,274	10,993
Member deposits	185,045	164,792
Deferred income taxes	34,495	31,348
Non-current liabilities of discontinued operations held for sale	71,287	65,053
COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value — 700,000 shares authorized; 549,142 and 551,042 shares issued and outstanding, respectively	5	5
Additional paid-in capital	213,863	327,901
Notes receivable from stockholders		(2,188)
Retained earnings		56,532
Accumulated other comprehensive loss — net of tax	(3,478)	(4,545)

Total stockholders’ equity	210,390	377,705

TOTAL	$1,629,595	$1,569,173

See accompanying notes to consolidated financial statements.

KSL RECREATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

Years Ended October 31, 2003, 2002 and 2001

	2003	2002	2001

	(In thousands)
REVENUES:
Resort	$466,737	$463,388	$479,425
Real estate	—	27,978	27,262

Total revenues	466,737	491,366	506,687

EXPENSES:
Payroll and benefits	190,840	160,695	163,391
Other expenses	156,918	158,970	168,802
Depreciation and amortization	59,567	57,964	60,669
Cost of real estate	—	10,834	19,109

Total expenses	407,325	388,463	411,971

INCOME FROM OPERATIONS	59,412	102,903	94,716

OTHER INCOME (EXPENSE):
Interest income	2,255	3,953	7,335
Interest expense	(44,930)	(62,917)	(72,552)
Loss on extinguishment of debt	(25,007)	—	—
Other expense	(3,292)	(3,355)	(5,075)

Other expense — net	(70,974)	(62,319)	(70,292)

(LOSS) INCOME BEFORE INCOME TAXES	(11,562)	40,584	24,424
INCOME TAX (BENEFIT) EXPENSE	(3,967)	16,567	10,790

NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(7,595)	24,017	13,634
DISCONTINUED OPERATIONS (Note 18):
Losses from discontinued operations, net of tax benefit of $14,849, $2,009 and $401, respectively	(23,819)	(6,077)	(6,336)
Gain on sale of discontinued operations, net of tax expense of $11,375	17,139	—	—

	(6,680)	(6,077)	(6,336)

NET (LOSS) INCOME	$(14,275)	$17,940	$7,298

COMPREHENSIVE (LOSS) INCOME:
Net (loss) income	$(14,275)	$17,940	$7,298
Cumulative effect of change in accounting principle — net of tax			2,728
Change in fair value of derivative instruments — net of tax	1,067	6,322	(13,595)

COMPREHENSIVE (LOSS) INCOME	$(13,208)	$24,262	$(3,569)

See accompanying notes to consolidated financial statements.

KSL RECREATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended October 31, 2003, 2002 and 2001

				Notes		Accumulated
	Common Stock		Additional	Receivable		Other
			Paid-In	from	Retained	Comprehensive
	Shares	Amount	Capital	Stockholders	Earnings	(Loss) Income	Total

	(In thousands, except share data)
BALANCE — November 1, 2000	551,185	$5	$325,262	$(2,719)	$31,294	$—	$353,842
Retirement of notes receivable from stockholders	(50)		(63)	63
Stock-based compensation (Note 16)			545				545
Net income					7,298		7,298
Other comprehensive loss						(10,867)	(10,867)

BALANCE — October 31, 2001	551,135	5	325,744	(2,656)	38,592	(10,867)	350,818
Retirement of notes receivable from stockholders	(225)		(281)	281
Sale of common stock	132		250				250
Payment of notes receivable from stockholders				187			187
Stock-based compensation (Note 16)			2,188				2,188
Net income					17,940		17,940
Other comprehensive loss						6,322	6,322

BALANCE — October 31, 2002	551,042	5	327,901	(2,188)	56,532	(4,545)	377,705
Dividend declared			(116,994)		(42,257)		(159,251)
Purchase and retirement of common stock	(1,800)		(2,250)	2,063			(187)
Retirement of notes receivable from stockholders	(100)		(125)	125
Stock-based compensation (Note 16)			5,331				5,331
Net loss					(14,275)		(14,275)
Other comprehensive income						1,067	1,067

BALANCE — October 31, 2003	549,142	$5	$213,863	$—	$—	$(3,478)	$210,390

See accompanying notes to consolidated financial statements.

KSL RECREATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended October 31, 2003, 2002 and 2001

	2003	2002	2001

	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(14,275)	$17,940	$7,298
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	69,081	70,986	66,719
Amortization of debt issuance costs	6,992	3,811	2,238
Deferred income taxes	(1,432)	13,943	(1,816)
Provision for losses on trade receivables	141	523	659
Minority interests in losses of subsidiaries		(5,106)	(5,083)
Gain on sale of land		(555)
Loss on sales and disposals of property — net	5,776	3,629	5,645
Expense related to issuance of minority interests in equity of subsidiary			1,875
Gain on sale of discontinued operations	(28,514)
Loss on extinguishment of debt	25,007
Impairment of assets held for sale	19,000
Stock-based compensation	5,331	2,188	545
Changes in operating assets and liabilities — net of effect from acquisitions and dispositions:
Trade receivables	2,731	(6,581)	12,417
Inventories	160	799	171
Notes receivable	292	1,370	77
Prepaid expenses and other current assets	(15,924)	(4,425)	13,333
Other assets	(477)	7,969	5,144
Accounts payable	3,150	(5,133)	690
Accrued liabilities	19,052	16,992	(4,580)
Deferred income, customer deposits and other	215	(3,382)	6,757
Other liabilities	178	(2,221)	3,743

Net cash provided by operating activities	96,484	112,747	115,832

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses — net of cash acquired	$—	$(116,013)	$(285,463)
Divestiture of subsidiaries	66,123
Proceeds from issuance of minority interests in equity of subsidiary			5,247
Purchases of property and equipment	(87,926)	(59,440)	(43,740)
Notes receivable from affiliates — net	12,358	1,806	8,905
Investment in real estate under development		1,455	4,687
Proceeds from sales of property and equipment	26	90	272
Restricted cash	(28,036)	(1,519)	(8,480)
Net proceeds from sales of land		1,224
Investment in partnerships	(124)	1,096	467

Net cash used in investing activities	(37,579)	(171,301)	(318,105)

	2003	2002	2001

	(In thousands)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving line of credit borrowings	51,000	128,000	151,500
Revolving line of credit payments	(96,000)	(155,500)	(113,000)
Proceeds from borrowings under notes payable	802,992	326,008	175,000
Principal payments on long-term debt and obligations under capital leases	(726,628)	(281,781)	(3,895)
Member deposits and collections on member notes receivable	34,483	34,987	32,776
Membership refunds	(10,651)	(11,303)	(10,354)
Collections on notes receivable from officers		187
(Repurchase of) proceeds from sale of common stock	(187)	250
Debt extinguishment costs	(16,939)
Debt issuance costs	(16,175)	(8,136)	(4,905)

Net cash provided by financing activities	21,895	32,712	227,122

LESS CASH PROVIDED BY DISCONTINUED OPERATIONS	(1,374)	(5,529)	(682)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	79,426	(31,371)	24,167
CASH AND CASH EQUIVALENTS — Beginning of year	67,303	98,674	74,507

CASH AND CASH EQUIVALENTS — End of year	$146,729	$67,303	$98,674

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid (net of amounts capitalized)	$54,768	$52,606	$73,770

Income taxes paid	$2,624	$4,288	$7,167

NONCASH INVESTING AND FINANCING ACTIVITIES:
Obligations under capital leases	$827	$2,094	$647
Notes receivable issued for member deposits	14,336	12,060	16,204
Assumption of debt of acquired properties			59,423
Retirement of note receivable in lieu of common stock	2,188	281	63
Dividends declared but not paid	159,251
Issuance of minority interests in equity of subsidiary for acquisition of net assets			3,067
Change in fair value of derivative instruments, net of deferred tax of $(711), $(4,235) and $7,279	1,067	6,322	(10,867)

See Note 15 for details of net assets acquired in acquisitions.

See accompanying notes to consolidated financial statements.

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

1.     General

      KSL Recreation Corporation (the “Company”) was incorporated on May 19, 1993 under the laws of the State of Delaware. The Company and entities in which it holds ownership interests are involved in the ownership and management of resorts, golf courses, private clubs, spas and activities related thereto.

      As of October 31, 2003, the Company has seven principal wholly owned investments: (1) KSL Desert Resorts, Inc. (“Desert Resorts”), a Delaware corporation; (2) KSL Grand Wailea Resort, Inc. (“Grand Wailea”), a Delaware corporation; (3) KSL Arizona Biltmore, Inc. (“The Biltmore”), a Delaware corporation; (4) KSL Florida Holdings, Inc. (“Doral”), a Delaware corporation; (5) KSL La Costa Corporation (“La Costa”), a Delaware corporation; (6) KSL Claremont Resort, Inc. (“The Claremont”), a Delaware corporation; and (7) KSL Georgia Holdings, Inc. (“Lake Lanier”), a Delaware corporation. Desert Resorts owns and operates the PGA WEST golf courses, the La Quinta Resort & Club and related activities in La Quinta, California. Grand Wailea owns and operates the Grand Wailea Resort Hotel & Spa in Maui, Hawaii. The Biltmore owns and operates the Arizona Biltmore Resort and Spa and related activities in Phoenix, Arizona. Doral owns and operates the Doral Golf Resort and Spa in Miami, Florida. La Costa owns and operates the La Costa Resort and Spa and related activities in Carlsbad, California. The Claremont owns and operates The Claremont Resort & Spa and related activities in the Berkeley Hills area near San Francisco, California. Lake Lanier leases and manages a resort recreation area known as Lake Lanier, outside of Atlanta, Georgia. During 2003, the Company, through its wholly owned subsidiary KSL Grand Traverse Resort, Inc. (“Grand Traverse”), completed the sale of substantially all assets and liabilities of Grand Traverse, which owned a resort and related activities outside of Traverse City, Michigan (see Note 18).

      On December 22, 2000, the Company, through a wholly owned subsidiary, acquired certain assets and assumed certain liabilities comprising the Arizona Biltmore Resort & Spa, located in Phoenix, Arizona. The purchase price of the Property was $335,000 (excluding transaction costs of approximately $1,500 and a working capital purchase price adjustment of approximately $8,300). As part of the purchase consideration, the Company assumed a mortgage of $59,423 (Note 15).

      On November 16, 2001, the Company, through a wholly owned subsidiary, acquired certain assets and assumed certain liabilities comprising the La Costa Resort and Spa, located in Carlsbad, California. The purchase price of the property was $120,000 (excluding transaction costs of approximately $4,600, membership liabilities of $7,100 and a positive working capital purchase price adjustment of $8,500). The Company financed the acquisition with existing cash and debt issued under its Amended and Restated Credit Agreement (see Note 15). Subsequent to October 31, 2003, the Company sold substantially all of the assets and liabilities of La Costa (see Note 19).

      Adoption of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and Discontinued Operations — The Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective November 1, 2002. In connection with the sale of Grand Traverse and club essential and the pending sale of La Costa, the assets and related liabilities of these businesses have been classified as held for sale and the related operating results have been classified as discontinued operations. The consolidated financial statements for the years ended October 31, 2002 and 2001 have also been restated to classify the assets and related liabilities of these businesses as held for sale and the related operating results as discontinued operations (see Note 18).

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

2.	Summary of Significant Accounting Policies

      Basis of Presentation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

      Basis of Consolidation — The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Investments in 50%-or-less owned affiliates, over which the Company’s management has significant influence, are accounted for using the equity method of accounting. Under the equity method of accounting, the investment is carried at cost and adjusted each year for the appropriate share of investee income or loss and any cash contributions or distributions. All intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

      Change in Accounting for Derivative Instruments and Hedging Activities — Effective November 1, 2000, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. SFAS No. 133 also requires that the Company formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

      The adoption of SFAS No. 133 on November 1, 2000, resulted in recognition of a derivative asset of $4,585. The cumulative effect of the change in accounting for derivatives and hedging activities, net of tax, of $2,728 was recognized in other comprehensive income (“OCI”). This change in accounting also resulted in recognition of derivative gains/(losses), net of income taxes, of $1,067, $6,322 and $(13,595) during the years ended October 31, 2003, 2002 and 2001, respectively, which were included in OCI. In addition, net payments made related to these interest rate swaps of approximately $9,000, $8,800 and $3,500 were charged to earnings during the years ended October 31, 2003, 2002 and 2001, respectively.

      Change in Accounting for Goodwill and Other Intangible Assets — Effective November 1, 2001, the Company adopted SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separate from goodwill. SFAS No. 142 requires that goodwill and certain intangibles with indefinite lives no longer be amortized, but instead tested for impairment at least annually. There was no impairment of goodwill upon adoption of SFAS No. 142 (see Note 6).

      Had the non-amortization provision of SFAS No. 142 been adopted as of November 1, 2000, net (loss) income for the years ended October 31, 2003, 2002 and 2001 would have been adjusted as follows (in thousands):

	2003	2002	2001

Reported net (loss) income for the period	$(14,275)	$17,940	$7,298
Add back: Goodwill amortization — net of tax			3,414

Adjusted net (loss) income for the period	$(14,275)	$17,940	$10,712

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

      There was no goodwill acquired or goodwill impairment recognized during the years ended October 31, 2003 and 2002. During 2001, the Company acquired goodwill of $27,200 (see Note 15).

      Cash Equivalents — The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

      Restricted Cash — Certain cash balances are restricted primarily for real estate taxes, insurance, debt service, capital expenditures and membership deposits.

      Inventories — Inventories are stated primarily at the lower of cost, determined on the weighted-average method, or market.

      Real Estate under Development — All direct and indirect land costs, offsite and onsite improvements, and applicable interest and carrying costs are capitalized to real estate under development. Capitalized costs are included in real estate under development and expensed as real estate is sold; marketing costs are expensed in the period incurred. Land and land development costs are accumulated by project and are allocated to individual residential units, principally using the relative sales value method. Profit from sales of real estate under development is recognized upon closing using the full accrual method of accounting, provided that all the requirements prescribed by SFAS No. 66, Accounting for Sales of Real Estate, have been met.

      Property and Equipment — Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Generally, the estimated useful lives are 15 to 40 years for buildings and improvements and 3 to 10 years for furniture, fixtures and equipment. Improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Assets under capital leases are amortized using the straight-line method over the shorter of the lease term or estimated useful lives of the assets. Depreciation of assets under capital leases is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Operating equipment consisting of china, silver, glassware and linens is recorded using the base stock inventory method. Under this method, the operating equipment is recorded at an unchanging amount (as determined by either the cost to establish the new stock inventory or the estimated fair value of the stock inventory when acquired in a business purchase). Subsequent purchases are charged to expense when incurred.

      Long-Lived Assets — Management regularly reviews real estate, property and equipment and other long-lived assets, including certain identifiable intangibles and goodwill, for possible impairment. This review occurs annually, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment of real estate, property and equipment, or amortizable intangible assets, then management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated at the present value of the future cash flows discounted at a rate commensurate with management’s estimates of the business risks. Annually, or earlier if there is indication of impairment of identified intangible assets not subject to amortization, management compares the estimated fair value with the carrying amount of the asset. An impairment loss is recognized to write down the intangible asset to its fair value if it is less than the carrying amount. Annually, or earlier if there is indication of impairment of goodwill, management compares the fair value of the reporting unit to its carrying value. If the estimated fair value of the related reporting unit is less than the carrying amount, an impairment loss is recognized to write down the goodwill to its implied fair value. Real estate assets, if any, for which management has committed to a plan to dispose of the assets, whether by sale or abandonment, are reported at the lower of carrying amount or fair value less cost to sell. In that regard, the net assets of La Costa have been written down to the fair value (less cost to sell), which was lower than the carrying value (see Note 18).

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

Preparation of estimated expected future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning expected future conditions. An impairment of $19,000 was recorded during the year ended October 31, 2003 relating to the Company’s carrying basis in La Costa (see Note 18). No other impairments were identified during the years ended October 31, 2003, 2002 or 2001.

      Debt Issuance Costs — Debt issuance costs are amortized over the life of the related debt, and the associated amortization expense is included in interest expense in the accompanying consolidated financial statements.

      Minority Interests in Equity of Subsidiaries — During 1999, the Company formed clubessential as a wholly owned subsidiary. During 2001, clubessential acquired two unrelated entities in two separate transactions accounted for under the purchase method of accounting. In addition, an affiliate and an unrelated third party made direct investments of $5,000 and $200, respectively, in clubessential during 2001. As a result of these acquisitions and direct investments, the Company owned approximately 55.1% of clubessential at October 31, 2001. Substantially all the assets and liabilities of clubessential were sold in November 2002 (see Note 18).

      Member Deposits — Member deposits represent the required deposits for certain membership plans which entitle the member to various golf, tennis and social facilities and services. Under the Company’s membership programs, deposits generally become refundable upon: (1) demand by the member after 30 years in the program, (2) the sale of the member’s home in the resort community when the home buyer purchases a new membership, (3) the member’s withdrawal from the program and a request for a refund under the “Four-for-One” program, and (4) in case of a member’s death, a request for refund by the surviving spouse.

      Under the “Four-for-One” program, a member is eligible, upon notification to the Company, to cause the Company to repurchase his or her membership and refund the related deposit. However, the Company’s obligation to repurchase a membership and refund the deposit occurs only after the Company has sold four new memberships for each member who has notified the Company under this program.

      Derivative Instruments and Hedging Activities — The Company accounts for its derivative instruments and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in OCI and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. SFAS No. 133 also requires that the Company formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

      The Company uses derivatives instruments, such as interest rate swaps and caps, to manage exposures to interest rate risks in accordance with its risk management policy. The Company’s objectives for holding derivatives are to minimize the risks using the most effective methods to eliminate or reduce the impacts of these exposures. The Company does not use derivative financial instruments for trading purposes. When applicable and in accordance with its risk management policy, the Company uses the short-cut or matched terms method assuming no ineffectiveness to account for its hedging instruments in accordance with SFAS No. 133.

      Income Taxes — The Company accounts for income taxes using an asset and liability approach. Under this method, a deferred tax liability or asset is recognized for the estimated future tax effects attributable to

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

temporary differences in the recognition of accounting transactions for tax and reporting purposes and from carryforwards. Measurement of the deferred items is based on enacted tax laws. In the event the future consequence of differences results in a deferred tax asset, management determines the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company is included in the combined state income tax returns filed by the Company and an affiliate. Pursuant to the terms of an agreement between the Company and the affiliate, current and deferred state income tax expenses and benefits are provided to the members of the tax-sharing group based on their allocable share of the combined taxable income or loss. The combined state tax liabilities are allocated based on each member’s apportioned share of the combined state tax liabilities. Any difference between the apportioned combined state tax liability and the affiliate’s liability, computed as if filed on a stand-alone basis, is treated as a payable or receivable to/ from the affiliate.

      Revenue Recognition — Revenues related to dues and fees are recognized as income in the period in which the service is provided. Other revenues are recognized at the time of delivery of products or rendering of service.

      Stock-Based Compensation — The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Under APB Opinion No. 25, no compensation expense is recognized because the exercise price of the Company’s employee stock options equals the market price of the underlying stock at the date of the grant. In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, and is effective immediately upon issuance. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation as well as amending the disclosure requirements of SFAS No. 123 to require interim and annual disclosures about the method of accounting for stock-based compensation and the effect of the method used on reported results. The Company follows the requirements of APB Opinion No. 25 and the disclosure-only provision of SFAS No. 123, as amended by SFAS No. 148. Had compensation cost for the Company’s stock option plans been determined based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed under SFAS No. 123, the Company’s 2003, 2002 and 2001 net (loss) income would have been as follows:

	2003	2002	2001

Net (loss) income, as reported	$(14,275)	$17,940	$7,298
Less total expense determined under fair value accounting for all awards — net of tax	(4,582)	(2,769)	(2,100)

Pro forma net (loss) income	$(18,857)	$15,171	$5,198

      The fair value of the options granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield, volatility of zero, average risk-free interest rate of 3%, assumed forfeiture rate of 0% and an expected life of 9 years.

      Fair Value of Financial Instruments — The carrying amounts of cash and cash equivalents, trade receivables, other receivables, accounts payable and accrued liabilities approximate their fair values because of the short maturity of these financial instruments. Notes receivable approximate fair value as the interest rates charged approximate currently available market rates. Based on the borrowing rates currently available to the Company for debt with similar terms and maturities and the traded value of the senior subordinated

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

redeemable notes, the fair value of notes payable and obligations under capital leases approximates the carrying value of these liabilities in all material respects. Member deposits are refundable without interest in 30 years or sooner under certain criteria and circumstances, and accordingly, fair value has not been determined due to the uncertain timing of related cash flow.

      Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates in these consolidated financial statements include allowances for doubtful accounts receivable, estimates of future cash flows associated with assets, fair value of long-lived assets, useful lives for depreciation and amortization, estimated workers’ compensation and general liability reserves, and the fair values of financial instruments. Actual results could differ from these estimates.

      Risks and Uncertainties — During fiscal 2003, the Company employed approximately 7,000 persons during its peak seasons and approximately 6,000 persons during its off-peak seasons. Unions represent none of the employees at Desert Resorts, Doral, Grand Traverse or Lake Lanier. At Grand Wailea, one union represents approximately 76% of its 1,200 employees. At The Biltmore, one union represents less than 1% of its 1,100 employees. At The Claremont, three unions represent approximately 51% of its 600 employees. At La Costa, three unions represent approximately 58% of its 716 employees. The Company is continually engaged in collective bargaining with unions at The Biltmore, La Costa and The Claremont.

      Comprehensive Income — The Company reports comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income. This statement defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholders’ transactions. Accordingly, comprehensive income includes certain changes in equity that are excluded from net income. The Company’s only comprehensive income items were net income, the cumulative effect of change in accounting principle from the adoption of SFAS No. 133 and the change in fair value of derivative instruments.

      Recent Accounting Pronouncements — In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue No. 94-3, a liability for an exit cost as defined in EITF Issue No. 94-3 was recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The Company adopted the provisions of SFAS No. 146 for exit or disposal activities initiated after December 31, 2002.

      In November 2002, the FASB issued FASB Interpretation No. (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation SFAS Nos. 5, 57 and 107, and rescission of FIN 34, Disclosure of Indirect Guarantees of Indebtedness of Others. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements of interim or annual periods

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

ending after December 15, 2002. The Company adopted such interpretation on November 1, 2002 with no material impact to the consolidated financial statements (see Note 12).

      In January 2003, the FASB issued FIN 46(R), Consolidation of Variable Interest Entities — an interpretation of ARB No. 51, and revised in December 2003. FIN 46(R) requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46(R) is effective for all new variable interest entities created or acquired after December 31, 2003. For variable interest entities created or acquired prior to December 31, 2003, the provisions of FIN 46(R) must be applied for the first interim or annual period beginning after December 15, 2004. The Company does not expect that the adoption of FIN 46(R) will have a material impact on its consolidated financial position, results of operations or cash flows, as the Company has no interests in variable interest entities.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity, as amended by various FASB staff positions posted in October and November 2003, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope which may have previously been reported as equity, as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is generally effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, which are subject to the provision of this statement for the first fiscal period beginning after December 15, 2004. The Company does not believe that the adoption of SFAS No. 150 will have a significant impact on its consolidated financial position, results of operations or cash flows.

      Reclassification — Certain reclassifications have been made to the 2002 and 2001 consolidated financial statements to conform to the 2003 presentation.

3.	Notes Receivable

      Notes receivable of $10,851 and $9,960 at October 31, 2003 and 2002, respectively, primarily represent notes from members related to member deposits and bear interest primarily at 10%. The majority of these member notes are due within three years. In addition, the Company has notes receivable of $1,235 and $1,127 as of October 31, 2003 and 2002, respectively, which primarily represent purchase money mortgage notes received in connection with the sale of various land parcels and a golf facility. Such notes are due at various dates primarily through 2004.

4.	Inventories

      Inventories consist of the following at October 31:

	2003	2002

Merchandise	$5,194	$5,087
Food and beverage	2,630	2,724
Supplies and other	1,060	1,146

	$8,884	$8,957

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

5.	Property and Equipment

      Property and equipment consist of the following at October 31:

	2003	2002

Land and land improvements	$327,552	$325,628
Buildings and improvements	676,050	634,708
Furniture, fixtures and equipment	150,823	133,332
Operating equipment (china, silver, glassware and linen)	4,294	4,103
Construction in progress	6,974	27,838

	1,165,693	1,125,609
Less accumulated depreciation	(256,446)	(210,710)

Property and equipment — net	$909,247	$914,899

6.	Goodwill and Other Intangible Assets

      In June 2001, the FASB issued SFAS No. 141 and SFAS No. 142. SFAS No. 141 requires that all business combinations be accounted for using the purchase method and provides new criteria for recording intangible assets separately from goodwill. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other intangible assets that have indefinite useful lives are not amortized into results of operations but, instead, will be tested at least annually for impairment and written down when impaired. The Company elected to early adopt the provisions of each statement that apply to goodwill and intangible assets acquired prior to June 30, 2001, effective November 1, 2001. However, SFAS No. 142 was immediately applicable to any goodwill and other intangible assets the Company acquired after June 30, 2001. Upon adoption, the Company ceased amortizing goodwill against its results of operations. In addition, the Company reassessed the useful lives of its other intangible assets and determined that such other intangible assets are deemed to have a definite useful life because their related future cash flows are closely associated with the operations, level of future maintenance expenditures and the useful lives of the individual resort to which they relate. Under SFAS No. 142, the Company completed a goodwill transition impairment test, and no impairment was identified.

      The gross carrying amount and accumulated amortization of the Company’s amortizable intangible assets are as follows as of October 31:

	2003			2002

	Gross			Gross
Intangible Asset (Weighted-	Carrying	Accumulated	Net Book	Carrying	Accumulated	Net Book
Average Amortization Period)	Amount	Amortization	Value	Amount	Amortization	Value

Trade names (23 years)	$91,432	$12,898	$78,534	$91,432	$9,241	$82,191
Management contracts (20 years)	26,872	5,195	21,677	26,872	4,120	22,752
Golf rights (25 years)	25,775	2,921	22,854	25,775	1,890	23,885
Membership contracts (15 years)	13,136	4,118	9,018	13,136	3,257	9,879
Debt issuance costs (2 years)	16,166	4,042	12,124	21,768	9,328	12,440
Lease agreements (25 years)	15,712	1,781	13,931	15,712	1,153	14,559

	$189,093	$30,955	$158,138	$194,695	$28,989	$165,706

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

      Amortization expense recorded on the intangible assets, excluding debt issuance costs, for each of fiscal years 2003, 2002 and 2001 was $7,253, $7,253 and $6,608, respectively. As a result of adoption of SFAS No. 142, there were no changes to amortizable lives or amortization methods. The estimated amortization expense for the Company’s other intangible assets for each of the five succeeding fiscal years is as follows:

Years Ending
October 31

2004	$15,282
2005	11,241
2006	7,253
2007	7,253
2008	7,253

      The Company, through a wholly owned subsidiary, has general and limited partner interests in certain limited partnerships whose principal assets are undeveloped commercial and residential real estate parcels. The aggregate assets and liabilities of the limited partnerships are approximately $6,488 and $327, respectively, at October 31, 2003, and $7,378 and $474, respectively, at October 31, 2002. The aggregate results of operations for the limited partnerships resulted in net income of $72, $12,232 and $4,818 for 2003, 2002 and 2001, respectively, of which the Company recognized income of $1, $119 and $48 for 2003, 2002 and 2001, respectively. In addition, during 2002 and 2001, the Company recorded income of $434 and $218, respectively, representing cumulative, noncompounding 6% annual return on the Company’s aggregate contributions as a Class A limited partner, from one of the partnerships. The Company did not earn similar income in 2003. Partnership income or losses are accounted for under the equity method and are included in other expenses in the consolidated financial statements.

7.	Accrued Liabilities

      Accrued liabilities consist of the following at October 31:

	2003	2002

Accrued interest payable	$2,956	$11,044
Dividend rights payable	21,645
Accrued payroll and benefits	14,211	12,029
Accrued workers’ compensation and general liability reserves	11,229	9,439
Gift certificates liability	6,971	6,561
Other accrued liabilities	11,920	10,369

	$68,932	$49,442

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

8.	Long-Term Debt

      Long-term debt consists of the following at October 31:

	2003	2002

CMBS Mortgage notes payable, with interest-only payments at London Interbank Offered Rate (“LIBOR”) plus 0.55% to LIBOR plus 2.85% (2.82% at October 31, 2003), principal due at maturity in May 2005	$794,000	$—
Mortgage notes payable, with interest-only payments at LIBOR plus 2.75% to LIBOR plus 3.75% (4.47% at October 31, 2002), paid in full during 2003		275,000
Term note, payable in annual installments of $1,750 with interest payable either at prime plus 1.75% or LIBOR plus 2.75% (4.55% at October 31, 2002), paid in full during 2003		173,250
Senior subordinated redeemable notes payable, with interest payable semiannually at 10.25%, paid in full during 2003		125,000
Term notes, payable in annual installments of $1,000 with interest payable either at prime plus 1.50% or LIBOR plus 2.50% (4.21% at October 31, 2002), paid in full during 2003		95,000
Mortgage note payable, secured by The Biltmore, due in monthly principal and interest (8.25%) installments of $534, paid in full during 2003		56,297
Revolving note, total available of $216,070, with interest payable at either prime plus 0.25% or LIBOR plus 1.25% (rates ranging from 3.05% to 3.08% at October 31, 2002), paid in full during 2003		45,000

	794,000	769,547
Less current portion	—	(4,587)

Long-term portion	$794,000	$764,960

      On May 7, 2003, the Company secured a commercial mortgage loan (the “CMBS Mortgage Loan”) in the amount of $794,000 from various financial institutions (the “CMBS Mortgage Refinancing”). The CMBS Mortgage Loan, secured by the majority of the Company’s resort assets, was funded in May 2003 and matures on May 12, 2005 with three 12-month extensions available at the Company’s option. Interest on the CMBS Mortgage Loan ranges from LIBOR plus 0.55% to LIBOR plus 2.85%. Proceeds from the CMBS Mortgage Loan were used for the (1) redemption of the Company’s $125,000 senior subordinated redeemable notes at a premium of $4,271, (2) payment of approximately $594,000 toward the outstanding balance of the $275,000 Grand Wailea mortgage loan, term loans and revolving credit line under the Company’s credit facility, and (3) prepayment of the mortgage note secured by The Biltmore of $68,065, including a prepayment penalty of $12,668. In addition, the Company wrote off approximately $8,068 in debt issuance costs associated with the extinguished debt and capitalized approximately $16,167 in new debt issuance costs incurred in connection with securing the CMBS Mortgage Loan. The debt issuance costs are being amortized over two years. The assets of, and the Company’s interests in, Grand Wailea, Desert Resorts, The Claremont, Doral and The Biltmore have been pledged to collateralize the CMBS Mortgage Loan.

      In addition, the Company entered into a new credit facility with a financial institution providing for a revolving credit line of up to $85,000, maturing on May 7, 2005 with two 12-month extensions available at the Company’s option. As of October 31, 2003, no amounts were outstanding on the revolving credit line. The

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

Company has standby letters of credit of approximately $11,500 primarily in connection with the Company’s self-insurance programs.

      The terms of the CMBS Mortgage Loan and the new credit facility contain certain financial covenants, provide that any distributions of profits must satisfy certain terms and must be approved by the lenders, require the Company to maintain specified financial ratios, and, in some instances, govern investments, capital expenditures, asset dispositions and borrowings. In addition, mandatory prepayments are required under certain circumstances, including the sale of assets. The Company pays a commitment fee at a rate that currently is equal to 0.5% per annum on the undrawn portion of the commitments with respect to the new credit facility. Total non-use fees of approximately $128 were paid in 2003.

      In connection with the CMBS Mortgage Refinancing, the Company entered into an interest rate cap agreement with a third party whereby LIBOR incurred by the Company on its CMBS Mortgage Loan would not exceed 7.00%. The fair market value of the agreement, which expires in May 2005, is insignificant.

      Pursuant to a cash management agreement underlying the CMBS Mortgage Loan and the Grand Wailea mortgage loan, the Company is required to establish certain cash accounts for real estate taxes, insurance, debt service, capital expenditures, working capital and operating expenses. Accordingly, the cash generated from operations of the underlying secured properties was deposited into these accounts, which were maintained by a third-party servicer, and used to fund and replenish the required balances. Disbursements by the third-party servicer from these accounts are made pursuant to the terms of the agreement, which include disbursements for management fees and excess cash (as defined), which would be paid to the Company. As of October 31, 2003 and 2002, the aggregate balance of these accounts is approximately $33,582 and $4,099, respectively, and is included in restricted cash in the accompanying consolidated balance sheets.

      During 2002 and in connection with the acquisition of La Costa, the Company entered into a mortgage loan agreement with a financial institution which provides for borrowing of up to $60,000 to finance the renovation costs of such resort. The La Costa loan is secured by the assets of La Costa. Borrowings under such mortgage loan were $60,000 and $51,008 at October 31, 2003 and 2002, respectively, and bore interest at LIBOR plus 2.375%. Interest-only payments are due monthly, with principal due in full in April 2005. Subsequent to October 31, 2003, the La Costa loan was assumed by an entity affiliated with certain stockholders of the Company, which purchased the assets of La Costa (see Note 19).

      All outstanding long-term debt borrowings as of October 31, 2003 are due in the year ending October 31, 2005. However, the CMBS Mortgage Loan has three 12-month extensions available at the Company’s option.

      In March 1999, the Company entered into an interest rate swap agreement to hedge the effects of changes in interest rates. The swap was designated as a cash flow hedge as defined by SFAS No. 133. The Company does not use derivative financial instruments for trading purposes. As required by SFAS No. 133, the swap was recorded at its fair value on the accompanying consolidated balance sheet, with the change in the swap’s carrying value, net of tax, being reflected in OCI. The swap involved the exchange of the variable interest rate of 30-day LIBOR (receive) with a fixed LIBOR of 5.57% (pay). This interest rate swap agreement was denominated in dollars, had a notional principal amount of $270,000, and matured in November 2002. The counterparties to the interest swap agreement were two major financial institutions. The amounts to be received or paid pursuant to this agreement were accrued and recognized through an adjustment to interest expense in the accompanying consolidated statements of operations over the life of the agreement. Effective November 1, 2001, the Company discontinued hedge accounting for this swap and an accumulated other comprehensive loss of $5,845 was reclassified into earnings as interest expense during the year ended October 31, 2002, the remaining term of the hedged debt obligation.

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

      In February 2001, the Company entered into additional interest rate swap agreements to hedge the effects of changes in interest rates on the Company’s variable rate debt, which increased significantly concurrent with The Biltmore acquisition. One agreement has a notional principal amount of $175,000 and matures in February 2004. The swap involves the exchange of the variable interest rate of 3-month LIBOR (receive) with a fixed LIBOR of 4.95% (pay). This swap is designated as a cash flow hedge as defined by SFAS No. 133 and, accordingly, is recorded at its fair value (liability of $2,171 and $7,610 at October 31, 2003 and 2002, respectively) on the accompanying consolidated balance sheets. The fair value of the swap at inception was $0, and its change in fair value from inception to October 31, 2003 is reflected, net of tax, in accumulated other comprehensive loss.

      An additional swap agreement had a notional principal amount of $100,000 and matured in February 2003. The swap involved the exchange of the variable rate interest of 3-month LIBOR (receive) with a fixed LIBOR of 4.95% (pay). The Company entered into such swap agreement to hedge the effects of increase in LIBOR above 4.95%. However, due to a knock-out provision in this swap agreement, it did not qualify for hedge accounting under SFAS No. 133. The fair value of the swap at October 31, 2002 was a liability of $1,112 and is included on the accompanying consolidated balance sheet. The change in fair value is recorded in interest expense.

      In March 2003, the Company entered into additional interest rate swap agreements. One agreement has a notional principal amount of $170,000 and matures in March 2006. The swap involves the exchange of the variable interest rate of 1-month LIBOR (receive) with a fixed LIBOR of 2.55% (pay). An additional forward swap agreement has a notional principal amount of $175,000, is effective beginning February 2004 upon the termination of the original $175,000 swaps noted above, and matures in March 2006. This swap involves the exchange of the variable rate interest of 1-month LIBOR (receive) with a fixed LIBOR of 3.26% (pay). These swaps are designated as cash flow hedges as defined by SFAS No. 133 and, accordingly, are recorded at their fair value (liability of $2,700 at October 31, 2003) on the accompanying consolidated balance sheet. The fair value of these swaps at inception was $0, and their change in fair value from inception to October 31, 2003 is reflected, net of tax, in accumulated other comprehensive loss.

      The counterparties to all of the Company’s interest swap agreements are major financial institutions. The purpose of these swaps is to manage the Company’s interest rate exposure on its variable rate borrowings. The amounts to be received or paid pursuant to these agreements are accrued and recognized through an adjustment to interest expense in the accompanying consolidated statements of operations over the life of the agreements. During 2003, 2002 and 2001, the Company made net payments related to these swap agreements totaling approximately $9,000, $8,000 and $3,100, respectively. These amounts were recorded as increases to interest expense. Estimated net derivative losses of approximately $3,100, included in accumulated other comprehensive loss as of October 31, 2003 are expected to be reclassified into earnings, assuming no changes in relevant interest rates, as interest is paid, during the 12 months ending October 31, 2004.

      During 2003, 2002 and 2001, the Company capitalized interest of approximately $1,728, $1,118 and $1,240, respectively, related to construction-in-progress activities.

9.	Obligations Under Capital Leases

      During 1997, the Company entered into a 50-year capital sublease of a resort recreation area known as Lake Lanier. Under the terms of the sublease, the Company is required to make monthly base lease payments of $250. An additional annual payment equal to 3.5% of gross revenues in excess of $20,000 is payable pursuant to the sublease, with a minimum of $100 in years one through five and $200 in years six through fifty. Pursuant to the sublease, the Company is required to spend 5% of annual gross revenues on capital replacement and improvements, with carryover provisions allowing all or some portion of these amounts to be

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

deferred to subsequent years. This sublease expires in 2046 (with an available 10-year extension) and is guaranteed by the Company. Additionally, the Company has entered into certain leases for equipment and golf carts that are classified as capital leases.

      Property and equipment under the sublease and the other capital leases are summarized as follows at October 31:

	2003	2002

Buildings and land improvements	$24,715	$24,715
Equipment	14,420	14,357
Accumulated depreciation	(12,652)	(10,762)

	$26,483	$28,310

      Total minimum payments due under capital leases at October 31, 2003 are summarized as follows:

		Other
Year Ending	Lake Lanier	Capital
October 31	Sublease	Leases	Total

2004	$3,200	$2,202	$5,402
2005	3,200	2,127	5,327
2006	3,200	1,725	4,925
2007	3,200	1,493	4,693
2008	3,200	1,430	4,630
Thereafter	124,000	2,200	126,200

Total minimum lease payments	140,000	11,177	151,177
Less amounts representing interest	(108,576)	(2,208)	(110,784)

Present value of minimum lease payments	31,424	8,969	40,393
Less current portion	(41)	(1,486)	(1,527)

Long-term portion	$31,383	$7,483	$38,866

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

10.	Income Taxes

      The components of the federal and state income tax expense (benefit) are as follows for the years ended October 31:

	2003	2002	2001

Current:
Federal	$(1,370)	$2,289	$8,336
State	1,384	(280)	4,270

	14	2,009	12,606

Deferred:
Federal	(3,343)	11,606	(1,219)
State	(638)	2,952	(597)

	(3,981)	14,558	(1,816)

	$(3,967)	$16,567	$10,790

      Taxes on income vary from the statutory federal income tax rate applied to earnings before taxes on income and discontinued operations as follows for the years ended October 31:

	2003	2002	2001

Statutory federal income tax rate applied to earnings before income taxes	$(4,047)	$14,204	$8,548
(Decrease) increase in taxes resulting from:
State income taxes — net of federal	(485)	1,978	1,167
Change in federal income tax rate			325
Meals and entertainment	561	576	670
Other	4	(191)	80

	$(3,967)	$16,567	$10,790

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

      Deferred income tax assets and liabilities arising from differences between accounting for financial statement purposes and tax purposes, less valuation reserves, are as follows at October 31:

	2003	2002

Deferred tax assets:
Net operating loss and alternative minimum tax credit carryforwards	$4,707	$3,513
Compensation related accruals	1,875	2,252
Capitalized lease	355	744
Deferred income	2,152	1,976
Investment in partnership interest	23	314
Self-insured employee benefit programs	3,509	2,913
Capitalized assets	1,176	533
Derivative liabilities	2,318	3,488
Accrued liabilities	1,012	3,764
Asset impairment	7,576
Other	2,038	3,849

Total deferred tax assets	26,741	23,346

Deferred tax liabilities:
Purchase price adjustment	13,797	14,928
Fixed assets	12,204	9,828
Prepaid real property taxes	1,465	1,596
Prepaid expenses	2,397	2,687
Basis difference in partnerships	512	359
Amortization of intangibles	11,291	10,833
Other	7,371	5,397

Total deferred tax liabilities	49,037	45,628

Net deferred tax liabilities	(22,296)	(22,282)
Valuation allowance	(2,757)	(2,373)

Net deferred tax liability	$(25,053)	$(24,655)

      At October 31, 2003, the Company has state net operating loss carryforwards available to offset future taxable income of approximately $42,000, which will begin to expire in the year ending October 31, 2007. During the year ended October 31, 2002, the Company’s ownership in clubessential dropped below 80%. Accordingly, for the period subsequent to this decline in ownership through October 31, 2003, clubessential was no longer included in the Company’s consolidated federal tax return. The net unutilized federal and state operating losses generated by clubessential have been fully offset with a valuation allowance at October 31, 2003.

11.	Stockholders’ Equity

      In January 1999, management and other key employees of the Company and an affiliate purchased 6,937 shares of common stock, of which 2,225 shares were purchased with notes collateralized by the stock

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

purchased. These notes receivable are shown as a reduction in stockholders’ equity at October 31, 2002 and were paid in full during 2003.

      During 2003, the Company’s Board of Directors declared a dividend of $290 per share payable to all common stockholders. Concurrently, the Board of Directors approved a Dividend Rights Plan, whereby holders of options to purchase the Company’s common stock were entitled to receive $290 per option at such time when such options are vested and in the money. Dividends to common stockholders of $159,251 were initially recorded as a reduction to retained earnings, until all accumulated earnings were utilized, with the excess amounts recorded as a reduction to additional paid-in capital. Dividend rights payable of $21,645 to option holders are recorded as compensation expense and are included in payroll and benefits in the Company’s consolidated statements of operations.

12.	Commitments and Contingencies

      The Company is a party to various litigation matters which are incidental to its business. Although the results of the litigation cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse affect on the Company’s consolidated financial statements.

      The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) certain agreements with the Company’s officers, directors and employees under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship, (ii) certain purchase agreements under which the Company may have to indemnify the Company’s customers from any claim, liability or loss arising out of any actual or alleged injury or damages suffered in connection with the use of the Company’s premises, and (iii) certain real estate leases, under which the Company may be required to indemnify property owners for liabilities and other claims arising from the Company’s use of the applicable premises. The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts associated with these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its consolidated balance sheets as of October 31, 2003 and 2002.

      The Company has a contingent liability of $19,625 related to the Dividend Rights Plan (see Note 11). To the extent the options are in the money and the employees are vested, the Company is required to pay option holders the difference between $290 per option and the amount they already received.

      Contractual obligations associated with construction in progress were not material to the Company’s consolidated financial position as of October 31, 2003. The Company has surety bonds aggregating approximately $6,357 at October 31, 2003.

      The Company, through its wholly owned subsidiaries, is a 1% general partner in certain limited partnerships whose principal assets are undeveloped commercial and residential real estate parcels (see Note 6). The financial position and results of operations of these limited partnerships are not consolidated with the Company. The Company’s general partner interest, which is not significant in relation to the Company, is accounted for using the equity method of accounting. Pursuant to the terms of the partnership agreements, the Company, as the managing general partner, is obligated to fund the current and future operations of the partnerships. During 2003, 2002 and 2001, approximately $48, $53 and $315, respectively, were contributed to the partnerships in exchange for Class A limited partner interests. In 2002 and 2001, the Company received a return of Class A limited partner capital distribution of approximately $1,508 and $508, respectively, from two of the partnerships. The Company did not receive such a return in 2003. These

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

contributions were recorded as increases, and the capital distributions were recorded as reductions of the Company’s investment in the partnerships in the accompanying consolidated financial statements.

13.	Real Estate Transactions

      During fiscal 2002 and 2001, Desert Resorts sold 5 and 25 homes for approximately $3,342 and $18,049, respectively. In June 2002, Desert Resorts sold a parcel of undeveloped land for $21,464 and generated operating income of $13,147. In July 2001, Desert Resorts sold for cash a parcel of undeveloped land for $8,172 (net of $1,400, which was deferred pending satisfaction of certain contingencies). The contingencies were satisfied during 2002, and the previously deferred revenue was recognized.

14.	Related Party Transactions

      Effective April 1, 1998, Desert Resorts entered into a management agreement with an unconsolidated affiliate, KSL Land II Corporation (“Land II”), whereby Land II will provide development services for the entitlement, subdivision, construction, marketing and sale of approximately 98 single-family detached units on approximately 11 acres of real estate currently owned by Desert Resorts. The development site is adjacent to the Desert Resorts’ La Quinta Resort & Club. The contractor and project management fees for these services are calculated as 6.0% of the project sales revenues, as defined. Also, Land II is to be paid a marketing fee by Desert Resorts in an amount equal to 2.75% of the project sales revenues. Such marketing fee will be used by Land II primarily to pay marketing, sales and promotional expenses to third parties. In fiscal 2002 and 2001, Desert Resorts paid $104 and $1,161, respectively, for project management fees and $99 and $532, respectively, for marketing fees. The project was completed in 2002, and accordingly, no fees were paid during 2003.

      The Company entered into construction management agreements with an unconsolidated affiliate, KSL Land Corp. (“Land Corp.”), whereby Land Corp. will provide construction management services for certain construction projects. Land Corp. is to be paid a management fee by the Company for these services in an amount equal to 5.0% to 6.5% of the total gross contracted amount of the project. In fiscal 2003, 2002 and 2001, the Company paid $3,377, $1,884 and $645, respectively, for project management fees to Land Corp.

      The Company incurred management and other service costs of approximately $500, $500 and $551 to an affiliate of a stockholder during fiscal years 2003, 2002 and 2001, respectively.

      The Company has a revolving note receivable from KSL Land and its subsidiaries, which provides for advances of up to $35,000 as of October 31, 2003. Note receivable of $1,930 and $14,288 was outstanding as of October 31, 2003 and 2002, respectively. The Company recorded interest income of $598, $1,060 and $1,792 in 2003, 2002 and 2001, respectively, related to this note receivable. The unsecured revolving note receivable bears interest of LIBOR plus 2.50% and is payable at maturity in October 2005.

15.	Acquisitions

      On December 22, 2000, the Company, through a wholly owned subsidiary, acquired certain assets and assumed certain liabilities comprising the Arizona Biltmore Resort & Spa (the “Property”), located in Phoenix, Arizona. The purchase price of the Property was $335,000 (excluding transaction costs of approximately $1,500 and a working capital purchase price adjustment of approximately $8,300). The Company financed the acquisition with cash and debt issued under its Amended and Restated Credit Agreement. As part of the purchase consideration, the Company assumed a mortgage of $59,423, secured by the Property. The acquisition was accounted for using the purchase method of accounting resulting in goodwill

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

of $27,200. Accordingly, the operating results of the Biltmore have been included in the Company’s consolidated financial statements since acquisition.

      On November 16, 2001, the Company, through a wholly owned subsidiary, acquired certain assets and assumed certain liabilities comprising the La Costa Resort and Spa, located in Carlsbad, California. The purchase price of La Costa was $120,000 (excluding transaction costs of approximately $4,600, membership liabilities of $7,100 and a positive working capital purchase price adjustment of $8,500). The acquisition was completed to further the Company’s strategy of acquiring unique and irreplaceable resorts that would benefit significantly from the Company’s operating strategy and was accounted for using the purchase method of accounting. Accordingly, the operating results of La Costa have been included in the Company’s consolidated financial statements since acquisition. The Company financed the acquisition with existing cash and debt issued under its Amended and Restated Credit Agreement. Subsequent to October 31, 2003, the Company sold substantially all the assets and liabilities of La Costa (see Note 19).

      The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of La Costa:

Current assets	$3,507
Property, plant and equipment	98,054
Intangible assets	32,909
Other assets	861

Total assets acquired	135,331

Current liabilities	(11,363)
Membership liabilities and obligations under capital leases	(7,955)

Total liabilities assumed	(19,318)

Net assets acquired	$116,013

      The acquired intangible assets consisted of trade name of $17,192, management contract of $14,321 and club membership programs of $1,296 and are being amortized using the straight-line method over their useful life of 15 years.

      The Company’s unaudited pro forma consolidated results of operations for the years ended October 31, 2003 and 2002, which assume the La Costa transaction occurred as of November 1, 2001, are not significantly different from the Company’s historical consolidated results of operations given the acquisition date of La Costa.

16.	Stock Awards and Incentive Plans

      Restricted Shares and Deferred Cash Bonus Plan — During fiscal 2002, the Company’s Board of Directors approved the award of up to 7,143 restricted common shares of the Company (the “Restricted Shares”) and appointed a committee (the “Stock Committee”) to direct the issuance of the Restricted Shares to certain senior managers of the Company, its subsidiaries and affiliates (the “Affiliate Companies”) in exchange for services to the Company and such entities. Subsequently, the Stock Committee granted 7,030 Restricted Shares to certain senior managers of the Company and the Affiliate Companies (the “Restricted Stock Grantees”). The 7,030 Restricted Shares were issued effective August 1, 2002 and fully vest on January 1, 2005 (or sooner upon change of control of the Company), pursuant to the terms and conditions of restricted stock agreements entered into between each of the Restricted Stock Grantees and the Company

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

(collectively, the “Restricted Stock Agreements”). During fiscal 2003, the remaining 113 Restricted Shares were issued pursuant to the Restricted Stock Agreements.

      The Restricted Stock Agreements provide that the Restricted Stock Grantees have the right to require the Company to purchase up to 50% of their Restricted Shares, when they fully vest, at the fair market value of the Company’s common stock as of that date. The Restricted Stock Agreements further provide that, if a Restricted Stock Grantee leaves the employ of the Company or Affiliate Company prior to the restricted shares vesting for any reason other than involuntary discharge by the Company or Affiliate Company without cause, such Restricted Stock Grantee will forfeit all of the Restricted Shares held by such Grantee and receive no payment thereon. The Restricted Stock Agreements further provide that, commencing January 1, 2005, the Company has the right to repurchase all of the Restricted Shares owned by a Restricted Stock Grantee for a stated price if (a) the Restricted Stock Grantee’s employment is involuntarily terminated with cause, (b) the Restricted Stock Grantee terminates his or her employment other than by reason of death, disability or retirement on or after the age of 65, or (c) the Restricted Stock Grantee effects a transfer of Restricted Shares other than as permitted under the terms and conditions of the Restricted Stock Agreements.

      In addition, the Company’s Board of Directors approved a deferred cash bonus plan authorizing the payment of up to $2,500 to certain employees of the Company. This plan authorizes the payment of specified amounts to each grantee who remains employed with the Company on January 1, 2005.

      Compensation expense related to the restricted stock awards plan, which is subject to variable accounting, and the deferred cash bonus plan are recorded over the related vesting periods based on the fair value of the underlying awards. Included in the payroll and benefits in the accompanying consolidated statements of operations is compensation expense of $5,500 and $2,124 for the years ended October 31, 2003 and 2002, respectively, related to such awards.

      Stock Options — The Company has a Stock Purchase and Option Plan (the “KSL Plan”), which provides for the issuance of up to 125,908 shares of common stock and common stock options of the Company to certain officers and key employees. The number of shares of common stock for this plan was increased to 135,501 during 2002. The Board of Directors determines the terms of each award and, unless terminated sooner, the KSL Plan will expire on June 30, 2005. As of October 31, 2003, 135,359 shares of the Company’s common stock have been granted or purchased under the KSL Plan. The options allow optionees (the “Management Stockholder”) to acquire shares of common stock at fair value on the date of grant and generally vest within three to five years from the date of grant (or sooner upon change of control of the Company).

      If an optionee exercises options under his or her stock option agreement, he or she is required to enter into a Common Stock Purchase Agreement with the Company. Each Common Stock Purchase Agreement provides the Management Stockholder with the right to require the Company to repurchase all of the Management Stockholder’s shares and pay the Management Stockholder a stated price for cancellation of options based on certain circumstances and events, such as death, permanent disability and/or retirement. Each Common Stock Purchase Agreement also provides the Company with the right to repurchase all of the Management Stockholder’s shares upon the occurrence of certain events. The repurchase price of the KSL Plan shares under the Common Stock Purchase Agreement depends upon the nature of the event that triggers the repurchase and whether such repurchase occurs at the election of the Management Stockholder or the Company. Generally, if the repurchase is at the Management Stockholder’s election, the repurchase price per share will be the book value per share (as defined in the Common Stock Purchase Agreement) of stock or, if the stock is publicly traded, the market value per share of stock. Generally, if the repurchase is at the Company’s election, the repurchase price per share will be the lesser of (a) the book value per share (as

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

defined in the Common Stock Purchase Agreement) of stock (or if the stock is publicly traded, the market value per share) and (b) exercise price per share.

      The following table summarizes the Company’s option transactions (weighted-average option fair value and exercise price are in whole dollars):

		Weighted-
		Average
		Option
	Number of	Exercise
	Options	Price

Outstanding at October 31, 2000 (47,407 options exercisable at a weighted-average exercise price of $500)	108,564	$1,184
Repurchased	(142)	500
Granted (weighted-average fair value of $464)	3,432	1,800
Canceled	(8,003)	1,764

Outstanding at October 31, 2001 (71,254 options exercisable at a weighted-average exercise price of $882)	103,851	1,150
Granted (weighted-average fair value of $487)	24,680	1,890
Canceled	(4,325)	1,688

Outstanding at October 31, 2002 (83,212 options exercisable at a weighted-average exercise price of $1,007)	124,206	1,279
Granted (weighted-average fair value of $416)	11,981	1,890
Canceled	(828)	1,492

Outstanding at October 31, 2003	135,359	1,332

      At October 31, 2003, options to purchase 95,914 shares of the Company’s common stock were exercisable, and options to purchase 142 shares were available for grant under the KSL Plan.

      The following table summarizes the KSL Plan stock options at October 31, 2003:

	Options Outstanding			Options Exercisable

		Average	Weighted-		Weighted-
	Number	Remaining	Average	Number	Average
Range of	Outstanding at	Contractual	Exercise	Exercisable at	Exercise
Exercise Prices	October 31, 2003	Life (Years)	Price	October 31, 2003	Price

$ 500	49,267	1.4	$500	49,267	$500
$1,250	7,827	5.0	$1,250	6,518	$1,250
$1,800	34,125	6.1	$1,800	33,282	$1,800
$1,890	36,179	8.0	$1,890		$1,890
$2,000	7,961	5.0	$2,000	6,847	$2,000

$500 - $2,000	135,359		$1,332	95,914	$1,109

17.	Employee Benefit Plan

      The Company maintains a defined contribution plan for eligible employees under the provisions of the Employee Retirement Income Security Act of 1974. Participants may contribute up to 15% of their pretax annual compensation, subject to certain federal limitations. Contributions by the Company are at the

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

discretion of the Board of Directors. No discretionary contributions have been made by the Company during fiscal 2003, 2002 or 2001.

18.	Discontinued Operations and Assets Held For Sale

      As described in Note 1, the Company sold certain of its assets, net of related liabilities, comprising certain of its separate operating businesses during the year ended October 31, 2003. Accordingly, in accordance with SFAS No. 144, the assets and related liabilities have been classified as held for sale and the operating results of these businesses have been classified as discontinued operations. The consolidated financial statements for the years ended October 31, 2002 and 2001 have also been restated to classify the assets and related liabilities of these businesses as held for sale and the related operating results as a separate component in the consolidated statements of operations under the heading “discontinued operations.”

      Pending Sale of La Costa and Impairment of Assets Held for Sale — During September 2003, the Company’s Board of Directors approved a plan to sell substantially all the assets and liabilities of La Costa to an entity affiliated with certain stockholders of the Company for a total consideration of approximately $73,000 (see Note 19). The sale price was based on the fair value of La Costa, determined after negotiation between the two parties and review of a third-party appraisal. The buyer also received a fairness opinion regarding the transaction from an investment bank. As of October 31, 2003, the net assets of La Costa have been written down to their fair value, which was lower than the historical carrying value. The write-down of these assets resulted in a pretax impairment charge of $19,000 recorded against La Costa’s intangible assets and is included in losses from discontinued operations in the accompanying consolidated statement of operations.

      Sale of Grand Traverse — On March 31, 2003, the Company’s Board of Directors completed the sale of the assets and related liabilities of Grand Traverse to an unaffiliated third party for a total consideration of $66,380. The transaction resulted in a pretax gain on sale of $28,514.

      Sale of clubessential — During November 2002, the Company completed the sale of substantially all assets and liabilities of clubessential to unaffiliated third parties for total consideration of approximately $1,187. The transaction did not result in a material loss.

      The following table presents summary balance sheet information for the La Costa, Grand Traverse and clubessential net assets held for sale at October 31:

	2003	2002

Current assets	$12,626	$16,213
Property and equipment and other assets	140,501	177,546

Total assets	153,127	193,759

Current liabilities	13,534	14,147
Long-term debt and other long-term liabilities	71,287	65,053

Total liabilities	84,821	79,200

Net assets held for sale	$68,306	$114,559

KSL RECREATION CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended October 31, 2003, 2002 and 2001
(Dollars in thousands, except per share/option data)

      Key operating results from the discontinued operations of La Costa, Grand Traverse and clubessential were as follows for the years ended October 31:

	2003	2002	2001

Revenues	$45,331	$77,747	$34,496
Operating expenses	54,847	80,708	41,093
Impairment of assets held for sale	19,000
Losses before income taxes and minority interests	(38,668)	(8,086)	(11,820)
Net losses from discontinued operations	(23,819)	(6,077)	(6,336)

19.	Subsequent Events

      During November 2003, the Company completed the sale of substantially all assets and liabilities of La Costa to an affiliated entity for a total consideration of approximately $73,000, which approximated their carrying value after recognition of an impairment loss (see Note 18). The transaction did not result in a material loss.

      On September 17, 2003, the Company’s Board of Directors approved the engagement of an investment bank to market the Company and its assets. On February 12, 2004, the Company entered into an agreement for the sale of 100% of its outstanding common stock for approximately $1,366,000, excluding transaction costs, working capital adjustments and the assumption of the Company’s debt.

KSL RECREATION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

January 31,
2004

(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$70,626
Restricted cash	49,649
Trade receivables, net	30,301
Inventories	8,971
Current portion of notes receivable	6,849
Prepaid expenses and other current assets	14,959
Income tax receivable	13,733
Deferred income taxes	9,442

Total current assets	204,530
Property and equipment, net	893,764
Notes receivable from affiliates	944
Notes receivable, less current portion	6,093
Restricted cash, less current portion	6,449
Goodwill	120,125
Intangible assets, net	154,338
Other assets, net	7,581

$1,393,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,719
Accrued liabilities	40,831
Current portion of obligations under capital leases	1,705
Customer and other deposits	34,675
Deferred income and other	7,589

Total current liabilities	99,519
Long-term debt	794,000
Obligations under capital leases, less current portion	38,612
Other liabilities	8,249
Member deposits	192,057
Deferred income taxes	39,647
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $.01 par value, 700,000 shares authorized, 549,142 shares issued and outstanding	5
Additional paid-in capital	217,485
Retained earnings	7,692
Accumulated other comprehensive loss, net of tax	(3,442)

Total stockholders’ equity	221,740

$1,393,824

See accompanying notes to condensed consolidated financial statements.

KSL RECREATION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME (Unaudited)

	For the Three Months
	Ended January 31,

	2004	2003

	(In thousands)
Revenues	$124,305	$118,491
Expenses:
Payroll and benefits	46,453	43,617
Other expenses	41,578	39,669
Depreciation and amortization	15,284	14,907

Total operating expenses	103,315	98,193

Income from operations	20,990	20,298
Other income (expense):
Interest income	343	463
Interest expense	(11,202)	(12,606)
Other expense	(41)	(43)

Other expense, net	(10,900)	(12,186)

Income before income taxes	10,090	8,112
Income tax expense	4,036	3,124

Net income from continuing operations	6,054	4,988
Discontinued operations:
Losses from discontinued operations, net of tax benefit	—	(4,432)
Gain on sale of net assets of discontinued operations to a related party, net of tax expense	1,638	—

	1,638	(4,432)

Net income	$7,692	$556
Comprehensive income:
Net income	$7,692	$556
Change in fair value of derivative instruments, net of tax	36	527

Comprehensive income	$7,728	$1,083

See accompanying notes to condensed consolidated financial statements.

KSL RECREATION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Three Months
	Ended January 31,

	2004	2003

	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,692	$556
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,284	17,486
Amortization of debt issuance costs	2,026	1,299
Deferred tax expense	5,128	(3,134)
Provision for losses on trade and notes receivables	18	130
Gain on sale of assets	(28)	(23)
Gain on sale of subsidiary	(2,730)	—
Stock based compensation	3,622	2,936
Changes in operating assets and liabilities, net of effects from dispositions:
Trade receivables	(7,632)	(3,195)
Inventories	(87)	(681)
Prepaid expenses and other assets	(3,300)	2,870
Accounts payable	2,146	560
Accrued liabilities	(27,920)	(7,737)
Deferred income, customer and other deposits	10,868	6,759
Other liabilities	35	(738)

Net cash provided by operating activities	5,122	17,088
CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of net assets held for sale	75,932	—
Purchases of property and equipment	(3,926)	(18,862)
Notes receivable from affiliates — net	986	(3,192)
(Decrease) increase in restricted cash	(726)	4,017
Proceeds from sale of fixed assets	—	26

Net cash provided by (used in) investing activities	72,266	(18,011)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving line of credit borrowings	—	6,000
Revolving line of credit payments	—	(9,250)
Proceeds from borrowings under notes payable	—	1,243
Principal payments on long-term debt and obligations under capital leases	(76)	(1,154)
Member deposits and collections on member notes receivable	8,326	8,327
Membership refunds	(2,490)	(3,200)
Dividend payments	(159,251)	—

Net cash (used in) provided by financing activities	(153,491)	1,966

CASH USED BY DISCONTINUED OPERATIONS	—	1,505

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(76,103)	2,548
CASH AND CASH EQUIVALENTS, beginning of period	146,729	67,084

CASH AND CASH EQUIVALENTS, end of period	$70,626	$69,632

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid (net of amounts capitalized)	$8,990	$17,260

Income taxes paid	$1	$569

See accompanying notes to condensed consolidated financial statements.

KSL RECREATION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(In thousands, except per share data)

Note 1.	Organization and Accounting Policies

      KSL Recreation Corporation (the “Company”) was incorporated on May 19, 1993 under the laws of the State of Delaware. The Company and entities in which it holds ownership interests are involved in the ownership and management of resorts, golf courses, private clubs, spas and activities related thereto.

      As of January 31, 2004, the Company has six principal wholly owned investments: (1) KSL Desert Resorts, Inc. (“Desert Resorts”), a Delaware corporation; (2) KSL Grand Wailea Resort, Inc. (“Grand Wailea”), a Delaware corporation; (3) KSL Arizona Biltmore, Inc. (“The Biltmore”), a Delaware corporation; (4) KSL Florida Holdings, Inc. (“Doral”), a Delaware corporation; (5) KSL Claremont Resort, Inc. (“The Claremont”), a Delaware corporation; and (6) KSL Georgia Holdings, Inc. (“Lake Lanier”), a Delaware corporation. Desert Resorts owns and operates the PGA WEST golf courses, the La Quinta Resort & Club and related activities in La Quinta, California. Grand Wailea owns and operates the Grand Wailea Resort Hotel & Spa in Maui, Hawaii. The Biltmore owns and operates the Arizona Biltmore Resort and Spa and related activities in Phoenix, Arizona. Doral owns and operates the Doral Golf Resort and Spa in Miami, Florida. The Claremont owns and operates The Claremont Resort & Spa and related activities in the Berkeley Hills area near San Francisco, California. Lake Lanier leases and manages a resort recreation area known as Lake Lanier, outside of Atlanta, Georgia. In March 2003, the Company, through its wholly owned subsidiary KSL Grand Traverse Resort, Inc. (“Grand Traverse”), completed the sale of substantially all assets and liabilities of Grand Traverse, which owned a resort and related activities outside of Traverse City, Michigan. In November 2003, the Company, through its wholly owned subsidiary KSL La Costa Corporation (“La Costa”), completed the sale of substantially all assets and liabilities of La Costa, which owned and operated the La Costa Resort and Spa and related activities in Carlsbad, California (See note 5).

      The unaudited interim condensed consolidated financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America and do not include all of the information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, these condensed consolidated financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company’s consolidated financial position, results of operations and cash flows. These unaudited interim condensed consolidated financial statements should be read in conjunction with the other disclosures contained in the KSL Recreation Corporation audited consolidated financial statements as of October 31, 2003 and 2002 and for each of the three years in the period ended October 31, 2003 and notes thereto contained in that report. Operating results for interim periods are not necessarily indicative of results that may be expected for the entire fiscal year.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

      Adoption of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and Discontinued Operations — The Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective November 1, 2002. In connection with the sale of Grand Traverse and La Costa, the operating results of these businesses have been classified as discontinued operations. The condensed consolidated financial statements for the three months ended January 31, 2003 have also been restated to classify the assets and related liabilities of these businesses as held for sale and the related operating results as discontinued operations.

KSL RECREATION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(In thousands, except per share data)

      Accounting for Derivative Instruments and Hedging Activities — The Company follows SFAS 133, Accounting for Derivative Instruments and Hedging Activities, in accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. SFAS 133 also requires that the Company formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

      The Company uses derivatives instruments, such as interest rate swaps and caps, to manage exposures to interest rate risks in accordance with its risk management policy. The Company’s objectives for holding derivatives are to minimize the risks using the most effective methods to eliminate or reduce the impacts of these exposures. The Company does not use derivative financial instruments for trading purposes. When applicable and in accordance with its risk management policy, the Company uses the short cut or matched terms method assuming no ineffectiveness to account for its hedging instruments in accordance with SFAS No. 133.

      Stock-Based Compensation — The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Under APB Opinion No. 25, no compensation expense is recognized because the exercise price of the Company’s employee stock options equals the market price of the underlying stock at the date of the grant. In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, and is effective immediately upon issuance. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation as well as amending the disclosure requirements of SFAS No. 123 to require interim and annual disclosures about the method of accounting for stock-based compensation and the effect of the method used on reported results. The Company follows the requirements of APB Opinion No. 25 and the disclosure-only provision of SFAS No. 123, as amended by SFAS No. 148. Had compensation cost for the Company’s stock option plans been determined based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed under SFAS No. 123, the Company’s net income (loss) for the three months ended January 31, 2004 and 2003 would have been as follows:

	2004	2003

Net income, as reported	$7,692	$556
Less total expense determined under fair value accounting for all awards — net of tax	(712)	(1,155)

Pro forma net income (loss)	$6,980	$(599)

      The fair value of the options granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield, volatility of zero, average risk-free interest rate of 3%, assumed forfeiture rate of 0% and an expected life of 9 years.

      Recent Accounting Pronouncements — In November 2002, the FASB issued FASB Interpretation No. (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect

KSL RECREATION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(In thousands, except per share data)

Guarantees of Indebtedness of Others, an interpretation SFAS Nos. 5, 57 and 107, and rescission of FIN 34, Disclosure of Indirect Guarantees of Indebtedness of Others. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted such interpretation on November 1, 2002 with no material impact to the condensed consolidated financial statements.

      In January 2003, the FASB issued FIN 46®, Consolidation of Variable Interest Entities — an interpretation of ARB No. 51, and revised in December 2003. FIN 46® requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company does not expect that the adoption of FIN 46® will have a material impact on its condensed consolidated financial position, results of operations or cash flows, as the Company has no interests in variable interest entities.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity, as amended by various FASB staff positions posted in October and November 2003, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope which may have previously been reported as equity, as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is generally effective at the beginning of the first interim period beginning after June 15, 2003, except for certain financial instruments of nonpublic entities that mandatorily redeemable on fixed dates for amounts that either are fixed or are determined by reference to an external index, which are subject to the provision of this statement for the first fiscal period beginning after December 15, 2004. SFAS No. 150 was deferred indefinitely for all other mandatorily redeemable financial instruments of nonpublic entities. The Company does not believe that the adoption of SFAS No. 150 will have a significant impact on its condensed consolidated financial position, results of operations or cash flows.

      Reclassification — Certain reclassifications have been made to the 2003 condensed consolidated financial statements to conform to the 2004 presentation.

Note 2.	Goodwill and Other Intangible Assets

      In June 2001, the FASB issued SFAS No. 141 and SFAS No. 142. SFAS No. 141 requires that all business combinations be accounted for using the purchase method and provides new criteria for recording intangible assets separately from goodwill. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other intangible assets that have indefinite useful lives are not amortized into results of operations but, instead, will be tested at least annually for impairment and written down when impaired. The Company adopted the provisions of each statement effective November 1, 2001. Upon adoption, the Company ceased amortizing goodwill against its results of operations. In addition, the Company reassessed the useful lives of its other intangible assets and determined that such other intangible assets are deemed to have a definite useful life because their related future cash flows are closely associated with the operations, level of future maintenance expenditures and the useful lives of the individual resort to which they relate.

KSL RECREATION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(In thousands, except per share data)

      The gross carrying amount and accumulated amortization of the Company’s other intangible assets as of January 31, 2004 are as follows:

Intangible Asset (Weighted-	Gross Carrying	Accumulated	Net Book
Average Amortization Period)	Amount	Amortization	Value

	(In thousands)
Trade names (23 years)	$91,432	$13,814	$77,618
Management contracts (20 years)	26,872	5,464	21,408
Golf rights (25 years)	25,775	3,179	22,596
Membership contracts (15 years)	13,136	4,333	8,803
Debt issuance costs (2 years)	16,207	6,068	10,139
Lease agreements (25 years)	15,712	1,938	13,774

Total	$189,134	$34,796	$154,338

      Amortization expense recorded on the intangible assets, excluding debt issuance costs, for the three months ended January 31, 2004 and 2003 was approximately $1,800 and $2,400, respectively. As a result of adoption of SFAS 142, there were no changes to amortizable lives or amortization methods. The estimated amortization expense for the Company’s other intangible assets for each of the five succeeding fiscal years is as follows:

For the Year Ending October 31,	(In thousands)

2004	$15,336
2005	11,295
2006	7,253
2007	7,253
2008	7,253

Note 3.	Long-term Debt and Restricted Cash

      On May 7, 2003, the Company secured a commercial mortgage loan (the “CMBS Mortgage Loan”) in the amount of $794,000 from various financial institutions (the “CMBS Mortgage Refinancing”). The CMBS Mortgage Loan, secured by the majority of the Company’s resort assets, was funded in May 2003 and matures on May 12, 2005 with three 12-month extensions available at the Company’s option. Interest on the CMBS Mortgage Loan ranges from LIBOR plus 0.55% to LIBOR plus 2.85% (2.88% at January 31, 2004). Proceeds from the CMBS Mortgage Loan were used for the (1) redemption of the Company’s $125,000 senior subordinated redeemable notes at a premium of $4,271, (2) payment of approximately $594,000 toward the outstanding balance of the $275,000 Grand Wailea mortgage loan, term loans and revolving credit line under the Company’s credit facility, and (3) prepayment of the mortgage note secured by The Biltmore of $68,065, including a prepayment penalty of $12,668. In addition, the Company wrote off approximately $8,068 in debt issuance costs associated with the extinguished debt and capitalized approximately $16,167 in new debt issuance costs incurred in connection with securing the CMBS Mortgage Loan. The debt issuance costs are being amortized over two years. The assets of, and the Company’s interests in, Grand Wailea, Desert Resorts, The Claremont, Doral and The Biltmore have been pledged to collateralize the CMBS Mortgage Loan.

      In addition, the Company entered into a new credit facility with a financial institution providing for a revolving credit line of up to $85,000, maturing on May 7, 2005 with two 12-month extensions available at the Company’s option. As of January 31, 2004, no amounts were outstanding on the revolving credit line. The Company has standby letters of credit of approximately $11,500 primarily in connection with the Company’s self-insurance programs.

KSL RECREATION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(In thousands, except per share data)

      The terms of the CMBS Mortgage Loan and the new credit facility contain certain financial covenants, provide that any distributions of profits must satisfy certain terms and must be approved by the lenders, require the Company to maintain specified financial ratios, and, in some instances, govern investments, capital expenditures, asset dispositions and borrowings. In addition, mandatory prepayments are required under certain circumstances, including the sale of assets. The Company pays a commitment fee at a rate that currently is equal to 0.5% per annum on the undrawn portion of the commitments with respect to the new credit facility. The Company was in compliance with the required financial covenants of the CMBS Mortgage Loan and new credit facility at January 31, 2004.

      In connection with the CMBS Mortgage Refinancing, the Company entered into an interest rate cap agreement with a third party whereby LIBOR incurred by the Company on its CMBS Mortgage Loan would not exceed 7.00%. The fair market value of the agreement, which expires in May 2005, is insignificant.

      Pursuant to a cash management agreement underlying the CMBS Mortgage Loan and the Grand Wailea mortgage loan, the Company is required to establish certain cash accounts for real estate taxes, insurance, debt service, capital expenditures, working capital and operating expenses. Accordingly, the cash generated from operations of the underlying secured properties was deposited into these accounts, which were maintained by a third-party servicer, and used to fund and replenish the required balances. Disbursements by the third-party servicer from these accounts are made pursuant to the terms of the agreement, which include disbursements for management fees and excess cash (as defined), which would be paid to the Company. As of January 31, 2004, the aggregate balance of these accounts is approximately $31,653, and is included in restricted cash in the accompanying condensed consolidated balance sheet.

      All outstanding long-term debt borrowings as of January 31, 2004 are due in the year ending October 31, 2005. However, the CMBS Mortgage Loan has three 12-month extensions available at the Company’s option.

      The Company is a party to various interest rate swap agreements to hedge the effects of changes in interest rates on its variable rate debt. The swap agreements are designated as cash flow hedges as defined by SFAS No. 133. The Company does not use derivative financial instruments for trading purposes. As required by SFAS No. 133, the swaps are recorded at their fair value on the accompanying condensed consolidated balance sheet, with the change in the swap’s carrying value, net of tax, being reflected in OCI. One agreement has a notional principal amount of $175,000 and matured in February 2004. The swap involved the exchange of the variable interest rate of 3-month LIBOR (receive) with a fixed LIBOR of 4.95% (pay). This swap is designated as a cash flow hedge as defined by SFAS No. 133 and, accordingly, is recorded at its fair value (liability of $477 at January 31, 2004) on the accompanying condensed consolidated balance sheet. The fair value of the swap at inception was $0, and its change in fair value from inception to January 31, 2004 is reflected, net of tax, in accumulated other comprehensive loss.

      An additional swap agreement has a notional principal amount of $100,000 and matured in February 2003. The swap involves the exchange of the variable rate interest of 3-month LIBOR (receive) with a fixed LIBOR interest rate of 4.95% (pay). If the 3-month LIBOR is 6.25% or higher at any time during the agreement, the agreement is automatically terminated. However, the swap does not qualify for hedge accounting under SFAS 133. The change in fair value is recorded in interest expense the accompanying condensed consolidated statement of income.

      In March 2003, the Company entered into additional interest rate swap agreements. One agreement has a notional principal amount of $170,000 and matures in March 2006. The swap involves the exchange of the variable interest rate of 1-month LIBOR (receive) with a fixed LIBOR of 2.55% (pay). An additional forward swap agreement has a notional principal amount of $175,000, is effective beginning February 2004 upon the termination of the original $175,000 swaps noted above, and matures in March 2006. This swap involves the exchange of the variable rate interest of 1-month LIBOR (receive) with a fixed LIBOR of 3.26%

KSL RECREATION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(In thousands, except per share data)

(pay). These swaps are designated as cash flow hedges as defined by SFAS No. 133 and, accordingly, are recorded at their fair value (liability of $5,286 at January 31, 2004) on the accompanying condensed consolidated balance sheet. The fair value of these swaps at inception was $0, and their change in fair value from inception to January 31, 2004 is reflected, net of tax, in accumulated other comprehensive loss.

      The counterparties to all of the Company’s interest swap agreements are major financial institutions. The purpose of these swaps is to manage the Company’s interest rate exposure on its variable rate borrowings. The amounts to be received or paid pursuant to these agreements are accrued and recognized through an adjustment to interest expense in the accompanying condensed consolidated statements of income over the life of the agreements. During the three months ended January 31, 2004 and 2003, the Company made net payments related to these swap agreements totaling approximately $2,300 and $2,200, respectively. These amounts were recorded as increases to interest expense. Estimated net derivative losses of approximately $3,200, included in accumulated other comprehensive loss as of January 31, 2004, are expected to be reclassified into earnings, assuming no changes in relevant interest rates, as interest is paid, during the 12 months ending January 31, 2005.

Note 4.	Segment Information

      Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company’s chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision-maker is its Chief Executive Officer.

      The Company’s operations are concentrated into the Resort segment. The Resort segment provides service-based recreation through resorts, spas, golf courses, private clubs and activities related thereto. For financial reporting purposes, individual properties included in the Resort segment have been aggregated because of their common economic and operating characteristics.

      Components of the Company’s resort segment revenues for the three months ended January 31, 2004 and 2003 are as follows:

	2004	2003

Rooms	$46,587	$46,915
Food and beverage	32,818	30,565
Golf fees	6,922	7,433
Dues and fees	7,196	6,907
Merchandise	5,756	5,346
Spa	7,157	6,613
Other	17,869	14,712

Total revenue	124,305	118,491

Note 5.	Discontinued Operations and Assets Held for Sale

      As described in Note 1, the Company sold certain of its assets, net of related liabilities, comprising separate operating businesses during the three months ended January 31, 2004 and the year ended October 31, 2003. Accordingly, in accordance with SFAS No. 144, the assets and related liabilities have been classified as held for sale and the operating results of these businesses have been classified as discontinued operations as of and for the three months ended January 31, 2004. The condensed consolidated financial statements for the three months ended January 31, 2003 have also been restated to classify the operating results of these

KSL RECREATION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(In thousands, except per share data)

businesses as a separate component in the condensed consolidated statements of income under the heading “discontinued operations”.

      Sale of La Costa — Effective November 1, 2003, the Company completed the sale of substantially all assets and liabilities of La Costa and undeveloped land in Encinitas, California, to an affiliated entity for a total consideration of approximately $82,000, excluding transaction costs and working capital adjustments, which resulted in a net after-tax gain on sale of $1,638 during the three months ended January 31, 2004. The sale price was based on the fair value of La Costa and the Encinitas land, determined after negotiation between the two parties and review of a third-party appraisal. The buyer also received a fairness opinion regarding the La Costa transaction from an investment bank.

      Sale of Grand Traverse — On March 31, 2003, the Company’s Board of Directors completed the sale of the assets and related liabilities of Grand Traverse to an unaffiliated third party for a total consideration of $66,380. The transaction resulted in a pretax gain on sale of $28,514.

      Sale of clubessential — During November 2002, the Company completed the sale of substantially all assets and liabilities of clubessential to unaffiliated third parties for total consideration of approximately $1,187, excluding transaction costs. The transaction did not result in a material loss.

      The following table presents summary balance sheet information for the La Costa and clubessential net assets sold during the three months ended January 31, 2004 and 2003, respectively:

	2004	2003

Current assets	$12,626	$619
Property and equipment and other assets	146,471	1,889

Total assets	159,097	2,508

Current liabilities	$13,534	$478
Long-term debt and other long-term liabilities	71,287	961

Total liabilities	84,821	1,439

Net assets sold	$74,276	$1,069

      Key operating results from the discontinued operations of La Costa, Grand Traverse and clubessential were as follows for the three months ended January 31, 2003:

Revenues	$11,005
Operating expenses	15,675
Losses before income tax benefit	(7,036)
Net losses from discontinued operations	(4,432)

Note 6.	Commitments and Contingencies

      The Company is a party to various litigation matters which are incidental to its business. Although the results of the litigation cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse affect on the Company’s condensed consolidated financial statements.

      The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) certain agreements with the Company’s officers, directors and employees under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship, (ii) certain purchase agreements under which the Company may have to indemnify the Company’s customers from any claim,

KSL RECREATION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(In thousands, except per share data)

liability or loss arising out of any actual or alleged injury or damages suffered in connection with the use of the Company’s premises, and (iii) certain real estate leases, under which the Company may be required to indemnify property owners for liabilities and other claims arising from the Company’s use of the applicable premises. The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts associated with these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and accordingly, the Company has valued these obligations at $0 on its condensed consolidated balance sheet as of January 31, 2004.

      Contractual obligations associated with construction in progress were not material to the Company’s condensed consolidated financial position as of January 31, 2004. The Company has surety bonds aggregating approximately $6,400 at January 31, 2004.

Note 7.	Related Party Transactions

      The Company entered into construction management agreements with an unconsolidated affiliate, KSL Land Corp. (“Land Corp.”), whereby Land Corp. will provide construction management services for certain construction projects. Land Corp. is to be paid a management fee by the Company for these services in an amount equal to 5.0% to 6.5% of the total gross contracted amount of the project. During the three months ended January 31, 2004 and 2003, the Company paid $56 and $390, respectively, for project management fees to Land Corp.

      The Company incurred management and other service costs of approximately $125 to an affiliate of a stockholder during each of the three months ended January 31, 2004 and 2003.

      The Company has a revolving note receivable from KSL Land and its subsidiaries, which provides for advances of up to $35,000 as of January 31, 2004. Note receivable of $944 was outstanding as of January 31, 2004. The Company recorded interest income of $15 and $196 during the three months ended January 31, 2004 and 2003, respectively, related to this note receivable. The unsecured revolving note receivable bears interest of LIBOR plus 2.50% and is payable at maturity in October 2005.

Note 8.	Subsequent Events

      On March 31, 2004, the Company’s Board of Directors declared a special cash dividend and cash dividend equivalent rights of approximately $66,390 ($95.97 per share/option) payable to all common stockholders and holders of options to purchase the Company’s common stock. Such dividends and dividend rights were paid on April 2, 2004.

      On April 2, 2004, the shareholders of the Company completed the sale of 100% of the Company’s outstanding common stock for approximately $1,366,000, excluding transaction costs, working capital adjustments and the assumption of the Company’s debt.

* * * * *